     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 2002



                                                     REGISTRATION NOS. 333-84820



                                                                    333-84820-01



                                                                    333-84820-02

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           VALERO ENERGY CORPORATION
                                 VEC TRUST III
                                  VEC TRUST IV
          (Exact name of each registrant as specified in its charter)

                     DELAWARE                                           74-1828067
                     DELAWARE                                           75-6637349
                     DELAWARE                                           75-6637350
          (State or other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                           Identification Nos.)

                                                                   JAY D. BROWNING, ESQ.
                                                               VICE PRESIDENT AND SECRETARY
                 ONE VALERO PLACE                                    ONE VALERO PLACE
             SAN ANTONIO, TEXAS 78212                            SAN ANTONIO, TEXAS 78212
                  (210) 370-2000                                      (210) 370-2000
(Address, including zip code, and telephone number,  (Name, address, including zip code, and telephone including area code, of each registrant's principal  number, including area code, of agent for service
                  executive office)                                for each registrant)
                                               Copy to:
                                         R. JOEL SWANSON, ESQ.
                                           BAKER BOTTS L.L.P
                                            ONE SHELL PLAZA
                                             910 LOUISIANA
                                       HOUSTON, TEXAS 77002-4995
                                            (713) 229-1234

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

EXPLANATORY NOTE

     The registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

          (1) Debt securities (consisting of senior debt securities and subordinated debt securities), common stock, preferred stock and warrants of Valero Energy Corporation.

          (2) Preferred securities of VEC Trust III or VEC Trust IV, debt securities (consisting of senior debt securities and subordinated debt securities), common stock, stock purchase contracts and stock purchase units of Valero Energy Corporation and guarantees by Valero Energy Corporation of preferred securities that may be issued by VEC Trust III and VEC Trust IV.

     Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $3,500,000,000.

                   SUBJECT TO COMPLETION, DATED APRIL 3, 2002

PROSPECTUS

                                 $3,500,000,000

                              (VALERO ENERGY LOGO)

                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                                    WARRANTS

Valero Energy Corporation
One Valero Place
San Antonio, Texas 78212
(210) 370-2000

   The information in this          THE OFFERING
 prospectus is not complete and         We may offer from time to time
 may be changed. We may not         -  Senior debt securities
 sell these securities until        -  Subordinated debt securities
 the registration statement         -  Common stock
 filed with the Securities and      -  Preferred stock
 Exchange Commission is             -  Warrants
 effective. This prospectus is
 not an offer to sell these             We will provide the specific terms of the securities in
 securities and it is not           supplements to this prospectus. Our common stock is listed
 soliciting an offer to buy         on the New York Stock Exchange under the symbol "VLO."
 these securities in any
 jurisdiction where the offer
 or sale is not permitted.              INVESTING IN THE SECURITIES INVOLVES RISKS.   SEE "RISK
                                    FACTORS" BEGINNING ON PAGE 4.
   We will provide the specific
 terms of the securities in one
 or more supplements to this
 prospectus. You should read
 this prospectus and the
 related prospectus supplement
 carefully before you invest in
 our securities. This
 prospectus may not be used to
 offer and sell our securities
 unless accompanied by a
 prospectus supplement.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is           , 2002.

                               TABLE OF CONTENTS


About This Prospectus.......................................     3
About Valero Energy Corporation.............................     3
Risk Factors................................................     4
Cautionary Statement Concerning Forward-Looking
  Statements................................................     9
Use of Proceeds.............................................    11
Ratio of Earnings To Fixed Charges..........................    11
Description of Debt Securities..............................    12
Description of Capital Stock................................    19
Description of Warrants.....................................    23
Plan of Distribution........................................    23
Legal Matters...............................................    25
Experts.....................................................    25
Where You Can Find More Information.........................    25
Information We Incorporate by Reference.....................    25


                             ---------------------

     THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THE DOCUMENT AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. The registration statement also includes a prospectus under which VEC Trust III and VEC Trust IV, two of our subsidiaries, may offer from time to time preferred securities guaranteed by us and we may offer our related senior debt securities or subordinated debt securities, which securities may be convertible into our common stock, and our stock purchase contracts or stock purchase units. Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $3,500,000,000. This prospectus provides you with a general description of the senior debt securities, subordinated debt securities, common stock, preferred stock and warrants we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     References in this prospectus to the terms "we," "us" or "Valero" or other similar terms mean Valero Energy Corporation, unless we state otherwise or the context indicates otherwise.

                        ABOUT VALERO ENERGY CORPORATION

     We are one of the largest and most geographically diverse independent petroleum refining and marketing companies in the United States. Effective December 31, 2001, we acquired Ultramar Diamond Shamrock Corporation, or UDS. In connection with the acquisition of UDS, we issued 45.9 million shares of common stock, paid $2.1 billion of cash to UDS stockholders and assumed approximately $2 billion of UDS debt. As of January 1, 2002, we owned and operated eleven refineries in the United States and one refinery in Canada with a combined throughput capacity of approximately 1.9 million barrels per day. This excludes the Golden Eagle Refinery acquired from UDS, which is under contract to be sold for approximately $1.125 billion to comply with Federal Trade Commission requirements in connection with our acquisition of UDS.

     We produce premium, environmentally clean products such as reformulated gasoline, gasoline meeting the specifications of the California Air Resources Board, or CARB gasoline, CARB diesel fuel, low sulfur diesel fuel and oxygenates. We also produce a substantial slate of conventional gasoline, distillates, jet fuel, asphalt and petrochemicals. We market refined products through approximately 4,500 retail sites in the United States and Canada, branded as Diamond Shamrock(R), Ultramar(R), Valero(R), Beacon(R) and Total(R). We also market refined products on a wholesale basis through a bulk and rack marketing network in 40 U.S. states and Canada.

     We have a logistics system that complements our refining and marketing assets in the southwestern and central United States. We own approximately 73 percent of Valero L.P., a master limited partnership which owns and operates crude oil pipelines, refined product pipelines and refined product terminals in Texas, Oklahoma, New Mexico and Colorado. Units of Valero L.P. are listed on the New York Stock Exchange under the "VLI" symbol.

     We were incorporated in Delaware in 1981 as Valero Refining and Marketing Company, a wholly owned subsidiary of our predecessor company. On July 31, 1997, our stock was distributed, or spun off, by our predecessor company to its stockholders, and we changed our name to Valero Energy Corporation. Our common stock is listed for trading on the New York Stock Exchange under the symbol "VLO."

     We have our principal executive offices at One Valero Place, San Antonio, Texas, 78212, and our telephone number is (210) 370-2000.

                                  RISK FACTORS

     You should carefully consider the following matters, in addition to the other information we have provided in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference, before reaching a decision regarding an investment in our securities.

OUR FINANCIAL RESULTS ARE AFFECTED BY VOLATILE REFINING MARGINS.

     Our financial results are primarily affected by the relationship, or margin, between refined product prices and the prices for crude oil and other feedstocks. The cost to acquire our feedstocks and the price at which we can ultimately sell refined products depend upon numerous factors beyond our control. Historically, refining margins have been volatile, and they are likely to continue to be volatile in the future. Actual earnings on a fully diluted basis for 2001 were $8.83 per share. In our annual report on Form 10-K for the year ended December 31, 2001 filed with the SEC on March 14, 2002, we indicated at that time that we expected to incur a slight loss for the first quarter of 2002. This estimate speaks only as of the date it was made and will vary in the future depending on refining margins and market conditions. See "Cautionary Statement Concerning Forward-Looking Statements."

WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE UDS'S OPERATIONS.

     The difficulties of combining our operations with those of UDS include:

     - the necessity of coordinating geographically separate organizations

     - integrating personnel with diverse business backgrounds

     The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of our businesses and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the integration of the two companies' operations could have an adverse effect on our business, results of operations or financial condition, including by delaying the time at which synergies such as cost savings can be realized and reducing management time and effort available for other business matters and strategic opportunities.

OUR LEVERAGE MAY LIMIT OUR FINANCIAL FLEXIBILITY.

     As of December 31, 2001, after giving effect to the acquisition of UDS, we would have had total debt of approximately $5.4 billion (including capital lease obligations), trust preferred securities in an aggregate liquidation amount of $372.5 million, and stockholders' equity of approximately $4.2 billion, resulting in a total debt to total capital ratio of 54.5%, as more fully described in our annual report on Form 10-K for the year ended December 31, 2001 incorporated by reference herein. We may also incur additional indebtedness in the future, including in connection with acquisitions, although our ability to do so will be restricted by existing bank credit facilities. The level of our indebtedness will have several important effects on our future operations, including, among others:

     - a significant portion of our cash flow from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes

     - covenants contained in our existing debt arrangements require us to meet certain financial tests, which may affect our flexibility in planning for, and reacting to, changes in our business, including possible acquisition opportunities

     - our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited

     - we may be at a competitive disadvantage to our competitors that are less leveraged

     - our vulnerability to adverse economic and industry conditions may increase

     Our ability to meet our debt service obligations and to reduce our total indebtedness will be dependent upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control. We cannot assure you that our business will continue to generate sufficient cash flow from operations to service our indebtedness. If we are unable to generate sufficient cash flow from operations, we may be required to sell assets, to refinance all or a portion of our indebtedness or to obtain additional financings. Such refinancing might not be possible and additional financing might not be available on commercially acceptable terms or at all.

     Our bank credit facility imposes financial and other restrictions on us. Covenants contained in the credit facility and relating to certain of our other indebtedness limit, among other things, the incurrence of funded indebtedness by us and our subsidiaries and require maintenance of a minimum coverage ratio and a maximum debt-to-capitalization ratio. Failure to comply with such covenants may result in a default with respect to the related debt under the credit facility or such other indebtedness and could lead to acceleration of such debt or any instruments evidencing indebtedness that contain cross-acceleration or cross-default provisions. In such a case, we might not be able to refinance or otherwise repay such indebtedness.

COMPLIANCE WITH AND CHANGES IN ENVIRONMENTAL LAWS COULD ADVERSELY AFFECT OUR PERFORMANCE.

     We are subject to extensive federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the environment, waste management, pollution prevention measures and characteristics and composition of gasoline and diesel fuels. If we violate or fail to comply with these laws and regulations, we could be fined or otherwise sanctioned. Because environmental laws and regulations are increasingly becoming more stringent and new environmental laws and regulations are continuously being enacted or proposed, such as those relating to methyl tertiary butyl ether
(MTBE), CARB gasoline, the Tier II gasoline and distillate standards and the Maximum Available Control Technology rule (MACT II rule) under the Clean Air Act, the level of future expenditures required for environmental matters could increase in the future. In addition, any major upgrades in any of our refineries could require material additional expenditures to comply with environmental laws and regulations.

     In February 2000, the Environmental Protection Agency's "Tier II" gasoline standard was published in final form under the Clean Air Act. The standard requires the sulfur content in gasoline to be reduced from approximately 300 parts per million to 30 parts per million. The regulation will be phased in beginning in 2004. In addition, the EPA finalized its Tier II distillate standard to reduce the sulfur content of diesel fuel sold to highway consumers by 97%, from 500 parts per million to 15 parts per million, beginning June 1, 2006. We have determined that modifications will be required at each of our refineries as a result of the Tier II standards. Based on preliminary estimates, we believe that the new Tier II specifications will require approximately $550 million in capital expenditures for our refineries to comply, excluding the cost to install hydrogen production facilities. We expect all modifications to be complete in time for compliance with the effective dates of the gasoline and distillate standards.

DISRUPTION OF OUR ABILITY TO OBTAIN CRUDE OIL COULD ADVERSELY AFFECT OUR OPERATIONS.

     Over 75% of our total crude oil feedstock requirements are purchased through term crude oil feedstock contracts totaling approximately 1,160,000 BPD. The remainder of our crude oil feedstock requirements are purchased on the spot market. The term agreements include contracts to purchase feedstocks from various foreign national companies and various domestic integrated oil companies. In particular, a significant portion of our feedstock requirements are satisfied through suppliers located in the Middle East, and we are, therefore, subject to the political, geographic and economic risks attendant to doing business with suppliers located in that area. In the event one or more of our term contracts were terminated, it is possible that we would be unable to find alternative sources of supply. If we are unable to obtain adequate crude oil volumes or are only able to obtain such volumes at unfavorable prices, our results of operations could be materially adversely affected, including reduced sales volumes of refined products or reduced margins as a result of higher crude oil costs.

COMPETITORS WHO PRODUCE THEIR OWN SUPPLY OF FEEDSTOCKS, WHO HAVE MORE EXTENSIVE RETAIL OUTLETS OR WHO HAVE GREATER FINANCIAL RESOURCES MAY HAVE A COMPETITIVE ADVANTAGE.

     The refining and marketing industry is highly competitive with respect to both feedstock supply and refined product markets. We compete with numerous other companies for available supplies of crude oil and other feedstocks and for outlets for our refined products. We do not produce any of our crude oil feedstocks. Many of our competitors, however, obtain a significant portion of their feedstocks from company-owned production and some have more extensive retail outlets than we do. Competitors that have their own production or extensive retail outlets (and brand-name recognition) are at times able to offset losses from refining operations with profits from producing or retailing operations, and may be better positioned to withstand periods of depressed refining margins or feedstock shortages.

     A number of our competitors also have materially greater financial and other resources than we possess. Such competitors have a greater ability to bear the economic risks inherent in all phases of the industry. In addition, we compete with other industries that provide alternative means to satisfy the energy and fuel requirements of our industrial, commercial and individual consumers.

     As a result of the merger with UDS, we have increased our presence in the California refining and marketing market at a time when competition in the industry is increasing and new technology is making refining more efficient. The addition of new refining and marketing companies to the California market, as well as the addition of new retail product providers, may increase the supply of refined products available for sale in that state or increase competitive pressure, or both, either of which could lead to lower prices and reduced margins.

A SIGNIFICANT INTERRUPTION IN ONE OR MORE OF OUR REFINERIES COULD ADVERSELY AFFECT OUR BUSINESS.

     With the acquisition of UDS, our refining activities will be conducted at twelve major refineries in Texas, Louisiana, New Jersey, California, Oklahoma, Colorado and Quebec, Canada. The refineries are our principal operating assets. As a result, our operations could be subject to significant interruption if one or more of the refineries were to experience a major accident, be damaged by severe weather or other natural disaster, or otherwise be forced to shut down. If any refinery were to experience an interruption in operations, earnings therefrom could be materially adversely affected, including as a result of lost production and repair costs.

WE MAY BE UNABLE TO COMPETE SUCCESSFULLY WITH OTHER COMPANIES IN THE RETAIL SECTOR.

     The retail sector has become increasingly competitive. We face strong competition from the fully integrated major oil companies that have increased their efforts to capture retail market share in recent years. We also compete with large grocery stores and other general merchandisers (the so-called "hypermarts") that often sell gasoline at aggressively competitive prices in order to attract customers to their sites. A number of our competitors also have materially greater financial and other resources than we possess. The actions of our competitors could lead to lower prices and reduced margins, which could have a material adverse effect on our financial position.

OUR OPERATIONS EXPOSE US TO MANY OPERATING RISKS, NOT ALL OF WHICH ARE INSURED.

     Our refining and marketing operations are subject to various hazards common to the industry, including explosions, fires, toxic emissions, maritime hazards and uncontrollable flows of oil and gas. They are also subject to the additional hazards of loss from severe weather conditions. As protection against operating hazards, we maintain insurance coverage against some, but not all, such potential losses. We may not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates. As a result of market conditions, premiums and deductibles for certain of our insurance policies have increased substantially, and could escalate further. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage. For example, insurance carriers are now requiring broad exclusions for losses due to war risk and terrorist acts. If we were to incur a significant liability for which we were not fully insured, it could have a material adverse effect on our financial position.

THE BANNING OF THE USE OF MTBE COULD ADVERSELY AFFECT US.


     The presence of MTBE in some water supplies in California and other states, resulting from gasoline leaks primarily from underground and aboveground storage tanks, has led to public concern that MTBE has contaminated drinking water supplies and thus poses a possible health risk. As a result of heightened public concern, California passed initiatives to ban the use of MTBE as a gasoline component in California by the end of 2002. In March 2002, however, the governor of California issued an executive order postponing the ban for one year. Accordingly, the California Air Resources Board's specifications for CARB Phase III gasoline are not expected to become effective until the beginning of 2004. We estimate that the cost for permitting and modification of our California refineries to comply with CARB Phase III specifications and eliminate MTBE as a gasoline component is approximately $50 million. We, like other producers of MTBE, are subject to litigation or proceedings involving the manufacture or use of MTBE that could adversely affect us. In addition, other states and the EPA have either passed or proposed or are considering proposals to restrict or ban the use of MTBE. If MTBE were to be restricted or banned throughout the United States, we believe that our major non-California MTBE-producing facilities could be modified to produce iso-octane for a capital investment of approximately $35 million. Because the volume of alternative products that could be produced would be less than the current production of MTBE and the price of such alternative products is currently lower than the price of MTBE, our results of operations could potentially be materially adversely affected.


WE MAY NOT BE SUCCESSFUL IN CONTINUING TO GROW THROUGH ACQUISITIONS, AND ANY FURTHER ACQUISITIONS MAY REQUIRE US TO OBTAIN ADDITIONAL FINANCING OR COULD RESULT IN DILUTION.

     A substantial portion of our growth over the last several years has been attributed to acquisitions. The ability to continue to grow through acquisitions will be dependent on a number of factors, including our ability to

     - identify acceptable acquisition candidates

     - consummate acquisitions on favorable terms

     - successfully integrate acquired businesses

     - obtain financing to support our growth

We may not be successful in continuing to grow through acquisitions. In addition, the financing of future acquisitions may require us to incur additional indebtedness, which could limit our financial flexibility, or to issue additional equity, which could result in further dilution of the ownership interest of existing stockholders.

PROVISIONS IN OUR CORPORATE DOCUMENTS AND DELAWARE LAW COULD DELAY OR PREVENT A CHANGE IN OUR CONTROL.

     The existence of some provisions in our corporate documents and Delaware law could delay or prevent a change in control of Valero, even if that change might be beneficial to our stockholders. In addition, we have adopted a stockholder rights plan that would cause extreme dilution to any person or group who attempts to acquire a significant interest in Valero without advance approval of our board of directors. Delaware law imposes additional restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

A PATENT DISPUTE WITH UNOCAL COULD ADVERSELY AFFECT US.

     Union Oil Company of California has filed a patent infringement lawsuit against Valero in California federal court. The complaint seeks a 5.75 cent per gallon royalty on all reformulated gasoline infringing on Unocal patents that cover certain compositions of cleaner-burning gasoline. The complaint seeks treble damages for Valero's alleged willful infringement of Unocal's patents. In a previous lawsuit involving one of its patents, Unocal prevailed against five other major refiners. In August 2001, the FTC announced that it would begin an antitrust investigation concerning Unocal's conduct with a joint industry research group during the time that Unocal was prosecuting its patents at the U.S. Patent and Trademark Office, or the PTO. In 2001, the PTO began a reexamination of one of Unocal's patents, and in January 2002, the PTO issued a notice of rejection of all claims of the patent. Unocal has the opportunity to respond to the PTO's action. In January 2002, the PTO reversed an earlier denial and began a reexamination of another of Unocal's patents. Both reexaminations could affect the scope and validity of the patents. Due to the inherent uncertainty of litigation, there can be no assurance that Valero will prevail in the lawsuit, and an adverse result could have a material adverse effect on Valero's results of operations and financial position.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This prospectus and the accompanying prospectus supplement, including the information we incorporate by reference, contain certain estimates, predictions, projections, assumptions and other "forward-looking statements" (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) that involve various risks and uncertainties. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect Valero's current judgment regarding the direction of its business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested in this report. These forward-looking statements can generally be identified by the words "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "budget," "forecast," "will," "could," "should," "may" and similar expressions. These forward-looking statements include, among other things, statements regarding:

     - the effect of Valero's recently completed acquisition of UDS on Valero's business, results of operations and financial condition

     - future refining margins, including gasoline and heating oil margins

     - future retail margins, including gasoline, diesel fuel, home heating oil and convenience store merchandise margins

     - expectations regarding feedstock costs, including crude oil discounts, and operating costs

     - anticipated levels of crude oil and refined product inventories

     - Valero's anticipated level of capital investments, including deferred turnaround and catalyst costs and capital expenditures for environmental and other purposes, and the effect of these capital investments on Valero's results of operations

     - anticipated trends in the supply of and demand for crude oil feedstocks and refined products in the United States, Canada and elsewhere

     - expectations regarding environmental and other regulatory initiatives

     - the effect of general economic and other conditions on refining and retail industry fundamentals

     Valero's forward-looking statements are based on its beliefs and assumptions derived from information available at the time the statements are made. Differences between actual results and any future performance suggested in these forward-looking statements could result from a variety of factors, including but not limited to those described under the heading "Risk Factors" and the following:

     - acts of terrorism aimed at either Valero's facilities or other facilities that could impair Valero's ability to produce and ship refined products or receive foreign feedstocks

     - political conditions in crude oil producing regions, including the Middle East

     - the domestic and foreign supplies of refined products such as gasoline, diesel fuel, heating oil and petrochemicals

     - the domestic and foreign supplies of crude oil and other feedstocks

     - the ability of the members of the Organization of Petroleum Exporting Countries to agree on and to maintain crude oil price and production controls

     - the level of consumer demand, including seasonal fluctuations

     - refinery overcapacity or undercapacity

     - the actions taken by competitors, including both pricing and the expansion and retirement of refining capacity in response to market conditions

     - environmental and other regulations at both the state and federal levels and in foreign countries

     - the level of foreign imports

     - accidents or other unscheduled shutdowns affecting Valero's refineries, machinery, pipelines or equipment, or those of Valero's suppliers or customers

     - changes in the cost or availability of transportation for feedstocks and refined products

     - the price, availability and acceptance of alternative fuels and alternative-fuel vehicles

     - cancellation of or failure to implement planned capital projects and realize the various assumptions and benefits projected for such projects

     - irregular weather, which can unforeseeably affect the price or availability of feedstocks and refined products

     - rulings, judgments, or settlements in litigation or other legal or regulatory matters, including unexpected environmental remediation costs in excess of any reserves or insurance coverage

     - the introduction or enactment of federal or state legislation which may adversely affect Valero's business or operations

     - changes in the credit ratings assigned to Valero's debt securities and trade credit

     - changes in the value of the Canadian dollar relative to the U.S. dollar

     - overall economic conditions

     - other economic, business, competitive and/or regulatory factors that may affect Valero's business generally as described in our filings with the SEC

     Any one of these factors, or a combination of these factors, could materially affect Valero's future results of operations and whether any forward-looking statements ultimately prove to be accurate. Valero's forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statement. Valero does not intend to update these statements unless it is required by the securities laws to do so.

     All subsequent written and oral forward-looking statements attributable to Valero or persons acting on its behalf are expressly qualified in their entirety by the foregoing. Valero undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

     - equity investments in existing and future projects

     - permanent financing of bridge facilities used to make acquisitions

     - acquisitions

     - working capital

     - capital expenditures

     - repayment or refinancing of debt or other corporate obligations

     - repurchases and redemptions of securities

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                                                            YEAR ENDED DECEMBER 31,
                                                        --------------------------------
                                                        2001   2000   1999   1998   1997
                                                        ----   ----   ----   ----   ----
Ratio of earnings to fixed charges....................  7.3x   5.6x   1.3x    --    4.1x

     We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of consolidated income from continuing operations before income taxes and fixed charges (excluding capitalized interest), with certain other adjustments. Fixed charges consist of total interest, whether expensed or capitalized, including amortization of debt expense and premiums or discounts related to outstanding indebtedness, one-third (the proportion deemed representative of the interest factor) of rental expense and distributions on preferred securities of a subsidiary trust which are deducted in the determination of consolidated pretax income from continuing operations. For the year ended December 31, 1998, our earnings were insufficient to cover fixed charges by $77.7 million. This deficiency was due primarily to a $170.9 million pre-tax charge to earnings to write down the carrying amount of our refinery inventories to market value. Excluding the effect of the inventory write-down, the ratio of earnings to fixed charges would have been 2.7x.

     Prior to our spin-off from our former parent on July 31, 1997, our parent had preferred stock outstanding which was issued in connection with the discontinued natural gas related services business. We had no preference securities outstanding with respect to continuing operations for any period presented, other than preferred securities of a subsidiary trust. As a result, the ratio of earnings to combined fixed charges and preference dividends is the same as the ratio of earnings to fixed charges.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture dated as of December 12, 1997 between us and The Bank of New York, a New York banking corporation, as trustee. We will issue subordinated debt securities under an indenture to be entered into between us and The Bank of New York, as indenture trustee. The indenture for the senior debt securities and the indenture for the subordinated debt securities will be substantially identical, except for the provisions relating to subordination and restrictive covenants. We sometimes refer to the senior indenture and the subordinated indenture as the "indentures."

     We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete. We have filed the senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you before investing in these securities. Please read "Where You Can Find More Information."

RANKING

     The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the senior debt securities and all of our other senior debt. Neither indenture limits the amount of debt securities that can be issued under that indenture or the amount of additional indebtedness we or any of our subsidiaries may incur. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance. The trustee will authenticate and deliver debt securities executed and delivered to it by us as set forth in the applicable indenture.

     We are organized as a holding company that owns subsidiary companies. Our subsidiary companies conduct substantially all of our business. The holding company structure results in two principal risks:

     - Our subsidiaries may be restricted by contractual provisions or applicable laws from providing us the cash that we need to pay parent company debt service obligations, including payments on the debt securities

     - In any liquidation, reorganization or insolvency proceeding involving Valero, your claim as a holder of the debt securities will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries

TERMS

     The prospectus supplement relating to any series of debt securities we are offering will include specific terms relating to that offering. These terms will include some or all of the following:

     - whether the debt securities are senior or subordinated debt securities

     - the title of the debt securities

     - any limit on the total principal amount of the debt securities

     - the date or dates on which the principal of the debt securities will be payable

     - any interest rate, or the method of determining the interest rate, on the debt securities, the date from which interest will accrue, interest payment dates and record dates

     - any right to extend or defer the interest payment periods and the duration of the extension

     - if other than as set forth in this prospectus, the place or places where payments on the debt securities will be payable

     - any optional redemption provisions

     - any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities

     - any provisions for the remarketing of the debt securities

     - any changes or additions to the events of default or covenants

     - whether we will issue the debt securities in individual certificates to each holder in registered or bearer form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders

     - the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000

     - the terms of any right to convert debt securities into shares of our common stock or other securities or property

     - whether payments on the debt securities will be payable in foreign currency or currency units (including composite currencies) or another form

     - any provisions that would determine the amount of principal, premium, if any, or interest, if any, on the debt securities by references to an index or pursuant to a formula

     - the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount

     - any other terms of the debt securities not inconsistent with the relevant indentures

     We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences applicable to those securities.

     If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

CONSOLIDATION, MERGER AND SALE

     We have agreed in the indentures that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

     - we are the continuing corporation, or

     - if we are not the continuing corporation, the successor is organized and existing under the laws of any United States jurisdiction and assumes all of our obligations under the indenture and the debt securities, and

     - in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing

EVENTS OF DEFAULT

     Unless we inform you otherwise in the prospectus supplement, the following are events of default under the indentures with respect to a series of debt securities:

     - our failure to pay interest on any debt security of that series for 30 days

     - our failure to pay principal of or any premium on any debt security of that series when due

     - our failure to make any sinking fund payment for any debt security of that series when due

     - our failure to perform any of our other covenants or breach of any of our other warranties in that indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, and that failure continues for 60 days after written notice is given or received as provided in the indentures

     - certain bankruptcy, insolvency or reorganization events involving us

     - our failure to pay at final maturity, after the expiration of any applicable grace periods, or upon the declaration of acceleration of payment of, any of our indebtedness for borrowed money in excess of $25 million, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice is given as provided in the indentures

     - any other event of default we may provide for that series

     If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal amount of all the debt securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding debt securities of that series may in some cases rescind and annul that acceleration.

     In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity. Subject to this provision for indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of:

     - conducting any proceeding for any remedy available to the trustee

     - exercising any trust or power conferred on the trustee, with respect to the debt securities of that series

     Each indenture requires us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

MODIFICATION AND WAIVER

     We may modify or amend each of the indentures without the consent of any holders of the debt securities in certain circumstances, including to:

     - evidence the assumption of our obligations under the indenture and the debt securities by a successor

     - add further covenants for the protection of the holders

     - cure any ambiguity or correct any inconsistency in the indenture, so long as such action will not adversely affect the interests of the holders

     - establish the form or terms of debt securities of any series

     - evidence the acceptance of appointment by a successor trustee

     We may modify or amend each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture affected by the modification or amendment. Without the consent of the holder of each outstanding debt security affected, however, no modification may:

     - change the stated maturity of the principal of, or any installment of interest on, any debt security

     - reduce the principal amount of, the interest on, or the premium payable on, any debt security

     - reduce the amount of principal of discounted debt securities payable upon acceleration of maturity

     - change the place of payment or the currency in which any debt security is payable

     - impair the right to institute suit for the enforcement of any payment on any debt security

     - reduce quorum or voting rights

     The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may waive past defaults by us under the indentures with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be modified or amended without the consent of each holder affected.

DISCHARGE

     We will be discharged from all obligations of any series of debt securities, except for certain surviving obligations to register the transfer or exchange of the debt securities and any right by the holders to receive additional amounts under the indentures if:

     - all debt securities of that series previously authenticated and delivered under the relevant indenture have been delivered to the trustee for cancellation or

     - all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the trustee, in trust, sufficient money to pay the entire indebtedness of all the debt securities of that series on the dates the payments are due in accordance with the terms of the debt securities

     To exercise the right of deposit described above, we must deliver to the trustee an opinion of counsel and an officers' certificate stating that all conditions precedent to the satisfaction and discharge of the relevant indenture have been complied with.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Unless we inform you otherwise in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in denominations of $1,000 and integral multiples.

     Debt securities will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms in such authorized denominations as may be requested. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any transfer or exchange of the debt securities. We may, however, require payment of any tax or other governmental charge payable for the registration of the transfer or exchange.

     We will appoint the trustee under each indenture as security registrar for the debt securities issued under that indenture. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

     We will not be required:

     - to issue, register the transfer of or exchange debt securities of a series during a period beginning 15 business days prior to the day of mailing of a notice of redemption of debt securities of that series selected for redemption and ending on the close of business on the day of mailing of the relevant notice or

     - to register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security we are redeeming in part

PAYMENT AND PAYING AGENTS

     Unless we inform you otherwise in the prospectus supplement, principal and interest will be payable, and the debt securities will be transferable and exchangeable, at the office or offices of the applicable trustee or any paying agent we designate. At our option, we will pay interest on the debt securities by check mailed to the holder's registered address or by wire transfer for global debt securities. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the persons in whose name the debt securities are registered at the close of business on the record date for each interest payment date.

     In most cases, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment.

BOOK-ENTRY AND SETTLEMENT

     We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

     - any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated debt securities of the same series with the same total principal amount and the same terms

     - the manner in which we will pay principal of and any premium and interest on a global debt security

     - the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security

NOTICES

     Notices to holders will be given by mail to the addresses of such holders as they appear in the security register.

GOVERNING LAW

     New York law will govern each indenture and the debt securities.

THE TRUSTEE

     The Bank of New York is the trustee under the senior indenture. Its address is 101 Barclay Street, Floor 21 West, New York, New York 10286. As of February 28, 2002, The Bank of New York serves as trustee:

     - for our senior unsecured notes aggregating $1.2 billion

     - for pollution control bonds previously issued on our behalf aggregating $6.4 million

     - in connection with our premium equity participating security units aggregating $172.5 million

     - in connection with our trust originated preferred securities aggregating $200 million and receives customary fees for its services. The Bank of New York also will serve as trustee under the subordinated indenture. Please read "About This Prospectus."

     The holders of a majority in principal amount of the outstanding debt securities of any series issued under each indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee will be required in the exercise of its powers to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will be obligated to exercise any of its rights or powers under the relevant indenture at the request of any holders of debt securities of any series issued under that indenture only after those holders have offered the trustee indemnity reasonably satisfactory to it. The trustee may resign at any time or the holders of a majority in principal amount of the debt securities may remove the trustee. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any reason, we will appoint a successor trustee in accordance with the provisions of the applicable indenture.

     If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any claim, as security or otherwise. The trustee may engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign as required under the indenture.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of, interest on, or any premium on, the subordinated debt securities if:

     - we fail to pay the principal, interest, premium or any other amounts on any senior debt when due or

     - we default in performing any other covenant (a "covenant default") in any senior debt that we have designated if the covenant default allows the holders of that senior debt to accelerate the maturity of the senior debt they hold

     Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the senior debt give the trustee for the subordinated debt securities notice of the covenant default.

     The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

     The subordinated indenture will not limit the amount of senior debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

     Unless we inform you otherwise in the prospectus supplement, "senior debt" will mean all indebtedness, including guarantees, of Valero, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

RESTRICTIVE COVENANTS IN THE SENIOR INDENTURE

     We have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. Unless waived or amended, the restrictive covenants summarized below will apply to a series of debt securities issued under the senior indenture as long as any of those debt securities is outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description terms that we have defined below under "-- Glossary."

     Limitations on Liens

     We have agreed that when any senior debt securities are outstanding neither we nor any of our subsidiaries will create or assume any liens upon any of our receivables or other assets or any asset, stock or indebtedness of any of our subsidiaries unless those senior debt securities are secured equally and ratably with or prior to the debt secured by the lien. This covenant has exceptions that permit:

     - subject to certain limitations, any lien created to secure all or part of the purchase price of any property or to secure a loan made to finance the acquisition of the property described in such lien

     - subject to certain limitations, any lien existing on any property at the time of its acquisition or created not later than 12 months thereafter

     - subject to certain limitations, any lien created in connection with the operation or use of any property acquired or constructed by us and created within 12 months after the acquisition, construction or commencement of full operations on the property

     - any mechanic's or materialmen's lien or any lien related to workmen's compensation or other insurance

     - any lien arising by reason of deposits with or the giving of any form of security to any governmental agency, including for taxes and other governmental charges

     - liens for taxes or charges which are not delinquent or are being contested in good faith

     - any judgment lien the execution of which has been stayed or which has been adequately appealed and secured

     - any lien incidental to the conduct of our business which was not incurred in connection with the borrowing of money or the obtaining of advances or credit and which does not materially interfere with the conduct of our business

     - any intercompany lien

     - liens incurred in connection with the borrowing of funds, if such funds are used within 120 days to repay indebtedness of at least an equal amount secured by a lien on our property having a fair market value at least equal to the fair market value of the property securing the new lien

     - any lien created to secure indebtedness and letter of credit reimbursement obligations incurred in connection with the extension of working capital financing

     - any lien existing on the date of the indenture

     - subject to an aggregate limit of $60 million, any lien on cash, cash equivalents, options or futures positions and other account holdings securing derivative obligations or otherwise incurred in connection with margin accounts with brokerage or commodities firms

     - subject to an aggregate limit of 10% of our consolidated net tangible assets, any liens not otherwise permitted by any of the other exceptions set forth in the indenture

     Limitations on Sale/Leaseback Transactions

     We have agreed that neither we nor our subsidiaries would enter into any sale/leaseback transactions with regard to any principal property, providing for the leasing back to us or a subsidiary by a third party for a period of more than three years of any asset which has been or is to be sold or transferred by us or such subsidiary to such third party or to any other person. This covenant has exceptions that permit transactions of this nature under the following circumstances:

     - we would be entitled, pursuant to the "Limitations on Liens" covenant described above, to incur indebtedness secured by a lien on the property to be leased, without equally and ratably securing the senior debt securities then outstanding or

     - within 120 days of the effective date of such sale/leaseback transaction, we apply an amount equal to the value of such transaction:

      - to the voluntary retirement of funded debt or

      - to the purchase of another principal property

     In addition, subject to a limit (on an aggregated basis with indebtedness secured by liens permitted by the limitations on liens covenant described above) of 10% of our consolidated net tangible assets, we can enter into sale/leaseback transactions not otherwise permitted by the express provisions of the indenture.

     Glossary

     We define the following terms in the senior indenture. We use them here with the same definitions. Generally accepted accounting principles should be used to determine all items in this section, unless otherwise indicated.

     "Consolidated net tangible assets" means the total amount of assets shown on a consolidated balance sheet of us and our subsidiaries (excluding goodwill and other intangible assets), less all current liabilities (excluding notes payable and current maturities of long-term debt).

     "Funded debt" means generally any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would be classified as long-term debt.

     "Principal Property" means any of our or our subsidiaries' refineries or refinery-related assets, distribution facilities or other real property which has a net book value exceeding 2.5% of consolidated net tangible assets, but not including any property which in our opinion is not material to our and our subsidiaries' total business conducted as an entirety or any portion of a particular property that is similarly found not to be material to the use or operation of such property.

     "Subsidiary" means any entity of which at the time of determination we or one or more of our subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock or the outstanding partnership or similar interests and any limited partnership of which we or any one of our subsidiaries are a general partner.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of:

     - 300,000,000 shares of common stock, par value $.01 per share

     - 20,000,000 shares of preferred stock, par value $.01 per share, issuable in series

     We have summarized selected aspects of our capital stock below. The summary is not complete. For a complete description, you should refer to our restated certificate of incorporation, restated by-laws and the Rights Agreement, dated as of July 17, 1997 between us and Computershare Investor Services, LLC, as successor rights agent to Harris Trust and Savings Bank, all of which are exhibits to the registration statement of which this prospectus is part.

COMMON STOCK

     Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock. For information regarding restrictions on payments of dividends, see the prospectus supplement applicable to any issuance of common stock.

     Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

     If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

     All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

     The common stock is listed on the New York Stock Exchange and trades under the symbol "VLO."

PREFERRED STOCK

     Our board of directors can, without action by stockholders, issue one or more series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

     We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you.

     The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the preferred stock

     - the maximum number of shares of the series

     - the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative

     - any liquidation preference

     - any redemption provisions

     - any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock

     - any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity

     - any voting rights

     - any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares

     Any shares of preferred stock we issue will be fully paid and nonassessable.

     Our board of directors has reserved for issuance pursuant to our Stockholder Rights Plan described below a total of 1,500,000 shares of Junior Participating Preferred Stock, Series I. We have not issued any shares of preferred stock at the date of this prospectus.

ANTI-TAKEOVER PROVISIONS

     The provisions of Delaware law and our restated certificate of incorporation and our restated by-laws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Staggered Board of Directors

     Our board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors. Holders of 60% of the shares of common stock entitled to vote in the election of directors may remove a director for cause, but stockholders may not remove any director without cause.

Fair Price Provision

     Our restated certificate of incorporation contains a fair price provision. Mergers, consolidations and other business combinations involving us and an "interested stockholder" require the approval of holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder. Interested stockholders include the holder of 15% or more of our outstanding voting stock. The 66 2/3% voting requirement does not apply, however, if the "continuing directors," as defined in our restated certificate of incorporation, approve the business combination, or the business combination meets other specified conditions.

Liability of Our Directors

     As permitted by the Delaware corporations statute, we have included in our restated certificate of incorporation a provision that limits our directors' liability for monetary damages for breach of their fiduciary duty of care to us and our stockholders. The provision does not affect the liability of a director:

     - for any breach of his/her duty of loyalty to us or our stockholders

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

     - for the declaration or payment of unlawful dividends or unlawful stock repurchases or redemptions or

     - for any transaction from which the director derived an improper personal benefit

     This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Stockholder Proposals and Director Nominations

     Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our restated by-laws.

     Generally, stockholders must submit a written notice between 60 and 90 days before the first anniversary of the date of our previous year's annual stockholders' meeting. To nominate directors, the notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and a description of any arrangements or understandings with respect to the election of directors that exist between the stockholder and any other person. To make stockholder proposals, the notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

     In each case, if we have changed the date of the annual meeting to more than 30 days before or 60 days after the anniversary date of our previous year's annual stockholders' meeting, stockholders must submit the notice between 60 and 90 days prior to such annual meeting or no later than 10 days after the day we make public the date of the annual meeting.

     Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Delaware Anti-takeover Statute

     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an "interested stockholder" (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

     - before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination

     - upon completion of the transaction that resulted in the stockholder's becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or

     - after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholders' meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder

     Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

Other Provisions

     Our restated certificate of incorporation also provides that:

     - stockholders may act only at an annual or special meeting and not by written consent

     - an 80% vote of the outstanding voting stock is required for the stockholders to amend our restated by-laws

     - an 80% vote of the outstanding voting stock is required to amend our restated certificate of incorporation with respect to certain matters, including those described in the first two bullet points above

TRANSFER AGENT AND REGISTRAR

     Computershare Investor Services, LLC, Chicago, Illinois, is our transfer agent and registrar.

STOCKHOLDER RIGHTS PLAN

     We have a stockholder rights plan under which one preferred share purchase right is attached to each outstanding share of our common stock. The rights become exercisable under specified circumstances, including any person or group (an "acquiring person") becoming the beneficial owner of 15% or more of our outstanding common stock, subject to specified exceptions. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Junior Participating Preferred Stock, Series I, at an exercise price of $100, subject to adjustment under specified circumstances. If events specified in the stockholder rights plan occur, each holder of rights other than the acquiring person can exercise their rights. When a holder exercises a right, the holder will be entitled to receive common stock valued at twice the exercise price of the right. In some cases, the holder will receive cash, property or other securities instead of common stock. We may redeem the rights for $0.01 per right at any time prior to the tenth day after a person or group becomes an acquiring person. The stockholder rights plan and the rights expire in June 2007.

                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

     The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the warrants

     - the aggregate number of warrants offered

     - the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted

     - the exercise price of the warrants

     - the dates or periods during which the warrants are exercisable

     - the designation and terms of any securities with which the warrants are issued

     - if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable

     - if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated

     - any minimum or maximum amount of warrants that may be exercised at any one time

     - any terms relating to the modification of the warrants

     - any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants

     The description in the prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

     - the terms of the offering

     - the names of any underwriters or agents

     - the name or names of any managing underwriter or underwriters

     - the purchase price of the securities from us

     - the net proceeds to us from the sale of the securities

     - any delayed delivery arrangements

     - any underwriting discounts, commissions and other items constituting underwriters' compensation

     - any initial public offering price

     - any discounts or concessions allowed or reallowed or paid to dealers

     - any commissions paid to agents

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Mr. Jay D. Browning, Esq., Vice President and Corporate Secretary of Valero, will issue opinions about the legality of the offered securities for us. Mr. Browning is our employee and at February 28, 2002, beneficially owned approximately 8,106 shares of our common stock (including shares held under employee benefit plans) and held options under our employee stock option plans to purchase an additional 27,845 shares of our common stock. None of such shares or options were granted in connection with the offering of the securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS


     Our audited consolidated financial statements incorporated by reference in this prospectus from our annual report on Form 10-K for the year ended December 31, 2001 and our current reports on Form 8-K/A filed March 18, 2002 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated in this prospectus by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

                    INFORMATION WE INCORPORATE BY REFERENCE

     We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities or after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement:

     - our annual report on Form 10-K for the year ended December 31, 2001

     - the description of our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description

     - the description of the rights associated with our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description

     - our current report on Form 8-K dated December 31, 2001 and filed with the SEC on January 11, 2002



     - our current report on Form 8-K dated March 12, 2002 and filed with the SEC on March 14, 2002



     - our current report on Form 8-K/A dated December 31, 2001 and filed with the SEC on March 18, 2002 (the "Initial Form 8-K/A"), which amends our current report on Form 8-K dated December 31, 2001 and filed with the SEC on January 11, 2002



     - our current report on Form 8-K/A dated December 31, 2001 and filed with the SEC on March 18, 2002, which amends the Initial Form 8-K/A



     - our current report on Form 8-K/A dated March 12, 2002 and filed with the SEC on April 3, 2002, which amends our current report on Form 8-K dated March 12, 2002 and filed with the SEC on March 14, 2002.


     You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

        Valero Energy Corporation
        One Valero Place
        San Antonio, Texas 78212
        Attention: Investor Relations
        Telephone: (210) 370-2139

                   SUBJECT TO COMPLETION, DATED APRIL 3, 2002

PROSPECTUS
                                 $3,500,000,000

                              (VALERO ENERGY LOGO)

                             SENIOR DEBT SECURITIES
                      JUNIOR SUBORDINATED DEBT SECURITIES
                                  COMMON STOCK
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                                 VEC TRUST III
                                  VEC TRUST IV

        TRUST PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY
                           VALERO ENERGY CORPORATION
          ONE VALERO PLACE, SAN ANTONIO, TEXAS 78212    (210) 370-2000

                             ---------------------

   The information in this                               THE TRUSTS
 prospectus is not complete and
 may be changed. We may not sell        VEC Trust III and VEC Trust IV are subsidiaries of
 these securities until the         Valero Energy Corporation. They exist for the purpose of
 registration statement filed with  issuing trust preferred securities.
 the Securities and Exchange
 Commission is effective. This                          THE OFFERING
 prospectus is not an offer to
 sell these securities and it is      Trust Preferred Securities
 not soliciting an offer to buy
 these securities in any                The trusts may offer from time to time trust preferred
 jurisdiction where the offer or    securities representing undivided beneficial interests in
 sale is not permitted.             the assets of the issuing trust. The trusts will use the
                                    proceeds from the sale of their trust preferred securities
   We will provide the specific     to purchase Valero's debt securities.
 terms of the securities in one or
 more supplements to this             Debt Securities
 prospectus. You should read this
 prospectus and the related             Valero may issue from time to time its debt securities
 prospectus supplement carefully    to the trusts. These debt securities may be distributed to
 before you invest in our           holders of the trust preferred securities if and when a
 securities. This prospectus may    trust is dissolved. The debt securities may be convertible not be used to offer and sell our  into shares of Valero's common stock. The debt securities
 securities unless accompanied by   will be unsecured, and can be either pari passu with or
 a prospectus supplement.           subordinate and junior in right of payment to Valero's
                                    senior debt. We will indicate the type of debt securities to
 INVESTING IN THE SECURITIES        be issued in a prospectus supplement.
 INVOLVES RISKS. SEE "RISK
 FACTORS" BEGINNING ON PAGE 7.        Guarantee

                                        Valero will guarantee the trusts' payment obligations on
                                    the trust preferred securities as described in this
                                    prospectus and the prospectus supplement. We will provide
                                    the specific terms of the guarantee in a prospectus
                                    supplement.

                                      Stock Purchase Contracts

                                        Valero may issue stock purchase contracts obligating
                                    holders to purchase from Valero a specified number of shares of common stock in the future. The stock purchase contracts may be issued separately or as a part of stock purchase
                                    units consisting of a stock purchase contract and debt
                                    securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities,
                                    securing the holders' obligations to purchase common stock under the stock purchase contracts. We will provide the
                                    specific terms of the stock purchase contracts and stock
                                    purchase units in a prospectus supplement.
                                        Valero's common stock is listed on the New York Stock
                                    Exchange under the Symbol "VLO."

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is           , 2002.

                               TABLE OF CONTENTS

About This Prospectus.......................................    3
Summary Information -- Q&A..................................    4
About Valero Energy Corporation.............................    6
Risk Factors................................................    7
Cautionary Statement Concerning Forward-Looking
  Statements................................................   12
Use of Proceeds.............................................   14
Accounting Treatment Relating to Trust Securities...........   14
Ratio of Earnings to Fixed Charges..........................   14
The Trusts..................................................   15
Description of the Trust Preferred Securities...............   16
Description of the Trust Preferred Securities Guarantee.....   28
Description of the Debt Securities..........................   31
Relationship Among the Trust Preferred Securities, the Debt
  Securities and the Guarantee..............................   40
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................   42
Description of Capital Stock................................   42
Plan of Distribution........................................   46
Legal Matters...............................................   47
Experts.....................................................   47
Where You Can Find More Information.........................   47
Information We Incorporate by Reference.....................   48

                             ---------------------

     THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THE DOCUMENT AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission using a "shelf" registration process. The registration statement also includes a prospectus under which Valero may offer from time to time its senior debt securities, subordinated debt securities, shares of common or preferred stock and warrants. Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $3,500,000,000. This prospectus provides you with a general description of the trust preferred securities, the debt securities to be issued by Valero, the Valero common stock into which the debt securities may be convertible or which may be issued pursuant to Valero's stock purchase contracts, Valero's guarantee, Valero's stock purchase contracts and Valero's stock purchase units. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     We have not included separate financial statements of the trusts in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

     - each trust is a newly created special purpose entity

     - neither trust has any operating history or independent operations

     - neither trust is engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding Valero's debt securities and engaging in related activities

     Furthermore, the combination of Valero's obligations under the debt securities, the associated indentures, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that the trusts will file reports with the SEC under the Securities Exchange Act of 1934.

     References in this prospectus to the terms "we," "us" or "Valero" or other similar terms mean Valero Energy Corporation, unless we state otherwise or the context indicates otherwise.

                           SUMMARY INFORMATION -- Q&A

     This summary provides a brief overview of the key aspects of the trusts, the trust preferred securities, the stock purchase contracts and the stock purchase contract units. The term "trust" refers to the VEC Trust for the specific transaction. This summary does not contain all information that is important to you. We encourage you to read carefully this prospectus and the prospectus supplement to understand fully the terms of the securities that are important to you in making a decision about whether to invest.

WHAT ARE THE TRUST PREFERRED SECURITIES?

     Each trust preferred security represents an undivided beneficial interest in the assets of a trust. Each trust preferred security will entitle the holder to receive cash distributions as described in this prospectus and the prospectus supplement.

WHO ARE THE TRUSTS?

     Each of VEC Trust III and VEC Trust IV is a Delaware business trust. The principal office of each trust is One Valero Place, San Antonio, TX 78212 and the telephone number is (210) 370-2000.

     Valero will own all common securities of each trust. Each trust will use the proceeds from the sale of the trust preferred securities and the trust common securities to purchase a series of Valero's debt securities with the same financial terms as the trust preferred and trust common securities. The debt securities may be subordinated debt securities or senior debt securities. We will specify the type of debt security in a prospectus supplement. The trusts exist only to issue the trust preferred and trust common securities, invest in and hold Valero's debt securities and engage in related activities.

     There are five trustees of each trust. Three of them, referred to as regular trustees, are officers or employees of Valero. The Bank of New York will act as the property trustee of each trust, and The Bank of New York (Delaware) will act as the Delaware trustee of each trust.

     We will provide in the prospectus supplement additional information about the issuing trust.

WHEN WILL YOU RECEIVE DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES?

     The only source of cash to make payments on the trust preferred securities issuable by each trust will be payments on the debt securities it purchases from Valero.

     If you purchase trust preferred securities of a trust, you are entitled to receive cash distributions at the rate specified in the prospectus supplement. Unless we inform you otherwise in the prospectus supplement, distributions will accumulate from the date the trust issues the trust preferred securities and will be paid in arrears on the dates we specify in the prospectus supplement. We may, however, defer distributions as described below.

WHEN WILL PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

     If Valero defers interest payments on the debt securities held by a trust, the trust will defer distributions on the related trust preferred securities. We will describe in the prospectus supplement any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities.

     During any deferral period, except as described on page 18, Valero will not be permitted to:

     - declare or pay a dividend on its shares of capital stock

     - except in limited circumstances, redeem, purchase, acquire or make a distribution or liquidation payment on any of its shares of capital stock

     - make a payment on or repay, repurchase or redeem any debt that ranks equally with or junior to the debt securities or

     - make a guarantee payment on any guarantee by Valero of the debt of any of its subsidiaries if that guarantee ranks equally with or junior to the debt securities

WHAT IS VALERO'S GUARANTEE OF THE TRUST PREFERRED SECURITIES?

     Under each trust preferred securities guarantee, to the extent provided herein, Valero will irrevocably and unconditionally guarantee that if it makes a payment on the debt securities to the relevant trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the related trust preferred securities, then Valero will make the payments directly to the holders of the trust preferred securities.

     The following obligations of Valero taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities:

     - its obligations to make payments on the debt securities

     - its obligations under the trust preferred securities guarantee and its obligations under the amended and restated declaration of trust of the trust, which establishes the terms of the trust

     We will provide the specific terms of the guarantee in a prospectus supplement.

WHEN COULD THE DEBT SECURITIES BE DISTRIBUTED TO YOU?

     Unless we inform you otherwise in the prospectus supplement, the holder of the trust common securities has the right to dissolve the trust at any time. If the trust is dissolved, after satisfaction of the trust's creditors, the trust may distribute debt securities on a proportionate basis to the holders of trust preferred and trust common securities.

WILL THE TRUST PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

     If specified in the prospectus supplement, we will apply to list the trust preferred securities on the New York Stock Exchange.

WILL HOLDERS OF THE TRUST PREFERRED SECURITIES HAVE ANY VOTING RIGHTS?

     Generally, the holders of the trust preferred securities will not have any voting rights.

WHAT ARE THE STOCK PURCHASE CONTRACTS?

     The stock purchase contracts are contracts obligating holders to purchase from Valero, and Valero to sell to the holders, a specified number of shares of Valero's common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

WHAT ARE THE STOCK PURCHASE UNITS?

     Each stock purchase unit consists of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, which secure the holders' obligations to purchase the common stock under the stock purchase contract.

                        ABOUT VALERO ENERGY CORPORATION

     We are one of the largest and most geographically diverse independent petroleum refining and marketing companies in the United States. Effective December 31, 2001, we acquired Ultramar Diamond Shamrock Corporation, or UDS. In connection with the acquisition of UDS, we issued 45.9 million shares of common stock, paid $2.1 billion of cash to UDS stockholders and assumed approximately $2 billion of UDS debt. As of January 1, 2002, we owned and operated eleven refineries in the United States and one refinery in Canada with a combined throughput capacity of approximately 1.9 million barrels per day. This excludes the Golden Eagle Refinery acquired from UDS, which is under contract to be sold for approximately $1.125 billion to comply with Federal Trade Commission requirements in connection with our acquisition of UDS.

     We produce premium, environmentally clean products such as reformulated gasoline, gasoline meeting the specifications of the California Air Resources Board, or CARB gasoline, CARB diesel fuel, low sulfur diesel fuel and oxygenates. We also produce a substantial slate of conventional gasoline, distillates, jet fuel, asphalt and petrochemicals. We market refined products through our approximately 4,500 retail sites in the United States and Canada, branded as Diamond Shamrock(R), Ultramar(R), Valero(R), Beacon(R) and Total(R). We also market refined products on a wholesale basis through a bulk and rack marketing network in 40 U.S. states and Canada.

     We have a mid-stream logistics system that complements our refining and marketing assets in the southwestern and central United States. We own approximately 73 percent of Valero L.P., a master limited partnership which owns and operates crude oil pipelines, refined product pipelines and refined product terminals in Texas, Oklahoma, New Mexico and Colorado. Units of Valero L.P. are listed on the New York Stock Exchange under the "VLI" symbol.

     We were incorporated in Delaware in 1981 as Valero Refining and Marketing Company, a wholly owned subsidiary of our predecessor company. On July 31, 1997, our stock was distributed, or spun off, by our predecessor company to its stockholders, and we changed our name to Valero Energy Corporation. Our common stock is listed for trading on the New York Stock Exchange under the symbol "VLO."

     We have our principal executive offices at One Valero Place, San Antonio, Texas, 78212, and our telephone number is (210) 370-2000.

                                  RISK FACTORS

     You should carefully consider the following matters, in addition to the other information we have provided in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference, before reaching a decision regarding an investment in our securities.

OUR FINANCIAL RESULTS ARE AFFECTED BY VOLATILE REFINING MARGINS.

     Our financial results are primarily affected by the relationship, or margin, between refined product prices and the prices for crude oil and other feedstocks. The cost to acquire our feedstocks and the price at which we can ultimately sell refined products depend upon numerous factors beyond our control. Historically, refining margins have been volatile, and they are likely to continue to be volatile in the future. Actual earnings on a fully diluted basis for 2001 were $8.83 per share. In our annual report on Form 10-K for the year ended December 31, 2001 filed with the SEC on March 14, 2002, we indicated at that time that we expected to incur a slight loss for the first quarter of 2002. This estimate speaks only as of the date it was made and will vary in the future depending on refining margins and market conditions. See "Cautionary Statement Concerning Forward-Looking Statements."

WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE UDS'S OPERATIONS.

     The difficulties of combining our operations with those of UDS include:

     - the necessity of coordinating geographically separate organizations

     - integrating personnel with diverse business backgrounds

     The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of our businesses and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the integration of the two companies' operations could have an adverse effect on our business, results of operations or financial condition, including by delaying the time at which synergies such as cost savings can be realized and reducing management time and effort available for other business matters and strategic opportunities.

OUR LEVERAGE MAY LIMIT OUR FINANCIAL FLEXIBILITY.

     As of December 31, 2001, after giving effect to the acquisition of UDS, we would have had total debt of approximately $5.4 billion (including capital lease obligations), trust preferred securities in an aggregate liquidation amount of $372.5 million, and stockholders' equity of approximately $4.2 billion, resulting in a total debt to total capital ratio of 54.5%, as more fully described in our annual report on Form 10-K for the year ended December 31, 2001 incorporated by reference herein. We may also incur additional indebtedness in the future, including in connection with acquisitions, although our ability to do so will be restricted by existing bank credit facilities. The level of our indebtedness will have several important effects on our future operations, including, among others:

     - a significant portion of our cash flow from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes

     - covenants contained in our existing debt arrangements require us to meet certain financial tests, which may affect our flexibility in planning for, and reacting to, changes in our business, including possible acquisition opportunities

     - our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited

     - we may be at a competitive disadvantage to our competitors that are less leveraged

     - our vulnerability to adverse economic and industry conditions may increase

     Our ability to meet our debt service obligations and to reduce our total indebtedness will be dependent upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control. We cannot assure you that our business will continue to generate sufficient cash flow from operations to service our indebtedness. If we are unable to generate sufficient cash flow from operations, we may be required to sell assets, to refinance all or a portion of our indebtedness or to obtain additional financings. Such refinancing might not be possible and additional financing might not be available on commercially acceptable terms or at all.

     Our bank credit facility imposes financial and other restrictions on us. Covenants contained in the credit facility and relating to certain of our other indebtedness limit, among other things, the incurrence of funded indebtedness by us and our subsidiaries and require maintenance of a minimum coverage ratio and a maximum debt-to-capitalization ratio. Failure to comply with such covenants may result in a default with respect to the related debt under the credit facility or such other indebtedness and could lead to acceleration of such debt or any instruments evidencing indebtedness that contain cross-acceleration or cross-default provisions. In such a case, we might not be able to refinance or otherwise repay such indebtedness.

COMPLIANCE WITH AND CHANGES IN ENVIRONMENTAL LAWS COULD ADVERSELY AFFECT OUR PERFORMANCE.

     We are subject to extensive federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the environment, waste management, pollution prevention measures and characteristics and composition of gasoline and diesel fuels. If we violate or fail to comply with these laws and regulations, we could be fined or otherwise sanctioned. Because environmental laws and regulations are increasingly becoming more stringent and new environmental laws and regulations are continuously being enacted or proposed, such as those relating to methyl tertiary butyl ether
(MTBE), CARB gasoline, the Tier II gasoline and distillate standards and the Maximum Available Control Technology rule (MACT II rule) under the Clean Air Act, the level of future expenditures required for environmental matters could increase in the future. In addition, any major upgrades in any of our refineries could require material additional expenditures to comply with environmental laws and regulations.

     In February 2000, the Environmental Protection Agency's "Tier II" gasoline standard was published in final form under the Clean Air Act. The standard requires the sulfur content in gasoline to be reduced from approximately 300 parts per million to 30 parts per million. The regulation will be phased in beginning in 2004. In addition, the EPA finalized its Tier II distillate standard to reduce the sulfur content of diesel fuel sold to highway consumers by 97%, from 500 parts per million to 15 parts per million, beginning June 1, 2006. We have determined that modifications will be required at each of our refineries as a result of the Tier II standards. Based on preliminary estimates, we believe that the new Tier II specifications will require approximately $550 million in capital expenditures for our refineries to comply, excluding the cost to install hydrogen production facilities. We expect all modifications to be complete in time for compliance with the effective dates of the gasoline and distillate standards.

DISRUPTION OF OUR ABILITY TO OBTAIN CRUDE OIL COULD ADVERSELY AFFECT OUR OPERATIONS.

     Over 75% of our total crude oil feedstock requirements are purchased through term crude oil feedstock contracts totaling approximately 1,160,000 BPD. The remainder of our crude oil feedstock requirements are purchased on the spot market. The term agreements include contracts to purchase feedstocks from various foreign national companies and various domestic integrated oil companies. In particular, a significant portion of our feedstock requirements are satisfied through suppliers located in the Middle East, and we are, therefore, subject to the political, geographic and economic risks attendant to doing business with suppliers located in that area. In the event one or more of our term contracts were terminated, it is possible that we would be unable to find alternative sources of supply. If we are unable to obtain adequate crude oil volumes or are only able to obtain such volumes at unfavorable prices, our results of operations could be materially adversely affected, including reduced sales volumes of refined products or reduced margins as a result of higher crude oil costs.

COMPETITORS WHO PRODUCE THEIR OWN SUPPLY OF FEEDSTOCKS, WHO HAVE MORE EXTENSIVE RETAIL OUTLETS OR WHO HAVE GREATER FINANCIAL RESOURCES MAY HAVE A COMPETITIVE ADVANTAGE.

     The refining and marketing industry is highly competitive with respect to both feedstock supply and refined product markets. We compete with numerous other companies for available supplies of crude oil and other feedstocks and for outlets for our refined products. We do not produce any of our crude oil feedstocks. Many of our competitors, however, obtain a significant portion of their feedstocks from company-owned production and some have more extensive retail outlets than we do. Competitors that have their own production or extensive retail outlets (and brand-name recognition) are at times able to offset losses from refining operations with profits from producing or retailing operations, and may be better positioned to withstand periods of depressed refining margins or feedstock shortages.

     A number of our competitors also have materially greater financial and other resources than we possess. Such competitors have a greater ability to bear the economic risks inherent in all phases of the industry. In addition, we compete with other industries that provide alternative means to satisfy the energy and fuel requirements of our industrial, commercial and individual consumers.

     As a result of the merger with UDS, we have increased our presence in the California refining and marketing market at a time when competition in the industry is increasing and new technology is making refining more efficient. The addition of new refining and marketing companies to the California market, as well as the addition of new retail product providers, may increase the supply of refined products available for sale in that state or increase competitive pressure, or both, either of which could lead to lower prices and reduced margins.

A SIGNIFICANT INTERRUPTION IN ONE OR MORE OF OUR REFINERIES COULD ADVERSELY AFFECT OUR BUSINESS.

     With the acquisition of UDS, our refining activities will be conducted at twelve major refineries in Texas, Louisiana, New Jersey, California, Oklahoma, Colorado and Quebec, Canada. The refineries are our principal operating assets. As a result, our operations could be subject to significant interruption if one or more of the refineries were to experience a major accident, be damaged by severe weather or other natural disaster, or otherwise be forced to shut down. If any refinery were to experience an interruption in operations, earnings therefrom could be materially adversely affected, including as a result of lost production and repair costs.

WE MAY BE UNABLE TO COMPETE SUCCESSFULLY WITH OTHER COMPANIES IN THE RETAIL SECTOR.

     The retail sector has become increasingly competitive. We face strong competition from the fully integrated major oil companies that have increased their efforts to capture retail market share in recent years. We also compete with large grocery stores and other general merchandisers (the so-called "hypermarts") that often sell gasoline at aggressively competitive prices in order to attract customers to their sites. A number of our competitors also have materially greater financial and other resources than we possess. The actions of our competitors could lead to lower prices and reduced margins, which could have a material adverse effect on our financial position.

OUR OPERATIONS EXPOSE US TO MANY OPERATING RISKS, NOT ALL OF WHICH ARE INSURED.

     Our refining and marketing operations are subject to various hazards common to the industry, including explosions, fires, toxic emissions, maritime hazards and uncontrollable flows of oil and gas. They are also subject to the additional hazards of loss from severe weather conditions. As protection against operating hazards, we maintain insurance coverage against some, but not all, such potential losses. We may not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates. As a result of market conditions, premiums and deductibles for certain of our insurance policies have increased substantially, and could escalate further. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage. For example, insurance carriers are now requiring broad exclusions for losses due to war risk and terrorist acts. If we were to incur a significant liability for which we were not fully insured, it could have a material adverse effect on our financial position.

THE BANNING OF THE USE OF MTBE COULD ADVERSELY AFFECT US.


     The presence of MTBE in some water supplies in California and other states, resulting from gasoline leaks primarily from underground and aboveground storage tanks, has led to public concern that MTBE has contaminated drinking water supplies and thus poses a possible health risk. As a result of heightened public concern, California passed initiatives to ban the use of MTBE as a gasoline component in California by the end of 2002. In March 2002, however, the governor of California issued an executive order postponing the ban for one year. Accordingly, the California Air Resources Board's specifications for CARB Phase III gasoline are not expected to become effective until the beginning of 2004. We estimate that the cost for permitting and modification of our California refineries to comply with CARB Phase III specifications and eliminate MTBE as a gasoline component is approximately $50 million. We, like other producers of MTBE, are subject to litigation or proceedings involving the manufacture or use of MTBE that could adversely affect us. In addition, other states and the EPA have either passed or proposed or are considering proposals to restrict or ban the use of MTBE. If MTBE were to be restricted or banned throughout the United States, we believe that our major non-California MTBE-producing facilities could be modified to produce iso-octane for a capital investment of approximately $35 million. Because the volume of alternative products that could be produced would be less than the current production of MTBE and the price of such alternative products is currently lower than the price of MTBE, our results of operations could potentially be materially adversely affected.


WE MAY NOT BE SUCCESSFUL IN CONTINUING TO GROW THROUGH ACQUISITIONS, AND ANY FURTHER ACQUISITIONS MAY REQUIRE US TO OBTAIN ADDITIONAL FINANCING OR COULD RESULT IN DILUTION.

     A substantial portion of our growth over the last several years has been attributed to acquisitions. The ability to continue to grow through acquisitions will be dependent on a number of factors, including our ability to

     - identify acceptable acquisition candidates

     - consummate acquisitions on favorable terms

     - successfully integrate acquired businesses

     - obtain financing to support our growth

We may not be successful in continuing to grow through acquisitions. In addition, the financing of future acquisitions may require us to incur additional indebtedness, which could limit our financial flexibility, or to issue additional equity, which could result in further dilution of the ownership interest of existing stockholders.

PROVISIONS IN OUR CORPORATE DOCUMENTS AND DELAWARE LAW COULD DELAY OR PREVENT A CHANGE IN OUR CONTROL.

     The existence of some provisions in our corporate documents and Delaware law could delay or prevent a change in control of Valero, even if that change might be beneficial to our stockholders. In addition, we have adopted a stockholder rights plan that would cause extreme dilution to any person or group who attempts to acquire a significant interest in Valero without advance approval of our board of directors. Delaware law imposes additional restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

A PATENT DISPUTE WITH UNOCAL COULD ADVERSELY AFFECT US.

     Union Oil Company of California has filed a patent infringement lawsuit against Valero in California federal court. The complaint seeks a 5.75 cent per gallon royalty on all reformulated gasoline infringing on Unocal patents that cover certain compositions of cleaner-burning gasoline. The complaint seeks treble damages for Valero's alleged willful infringement of Unocal's patents. In a previous lawsuit involving one of its patents, Unocal prevailed against five other major refiners. In August 2001, the FTC announced that it would begin an antitrust investigation concerning Unocal's conduct with a joint industry research group during the time that Unocal was prosecuting its patents at the U.S. Patent and Trademark Office, or the PTO. In 2001, the PTO began a reexamination of one of Unocal's patents, and in January 2002, the PTO issued a notice of rejection of all claims of the patent. Unocal has the opportunity to respond to the PTO's action. In January 2002, the PTO reversed an earlier denial and began a reexamination of another of Unocal's patents. Both reexaminations could affect the scope and validity of the patents. Due to the inherent uncertainty of litigation, there can be no assurance that Valero will prevail in the lawsuit, and an adverse result could have a material adverse effect on Valero's results of operations and financial position.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This prospectus and the accompanying prospectus supplement, including the information we incorporate by reference, contain certain estimates, predictions, projections, assumptions and other "forward-looking statements" (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) that involve various risks and uncertainties. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect Valero's current judgment regarding the direction of its business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested in this report. These forward-looking statements can generally be identified by the words "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "budget," "forecast," "will," "could," "should," "may" and similar expressions. These forward-looking statements include, among other things, statements regarding:

     - the effect of Valero's recently completed acquisition of UDS on Valero's business, results of operations and financial condition

     - future refining margins, including gasoline and heating oil margins

     - future retail margins, including gasoline, diesel fuel, home heating oil and convenience store merchandise margins

     - expectations regarding feedstock costs, including crude oil discounts, and operating costs

     - anticipated levels of crude oil and refined product inventories

     - Valero's anticipated level of capital investments, including deferred turnaround and catalyst costs and capital expenditures for environmental and other purposes, and the effect of these capital investments on Valero's results of operations

     - anticipated trends in the supply of and demand for crude oil feedstocks and refined products in the United States, Canada and elsewhere

     - expectations regarding environmental and other regulatory initiatives

     - the effect of general economic and other conditions on refining and retail industry fundamentals

     Valero's forward-looking statements are based on its beliefs and assumptions derived from information available at the time the statements are made. Differences between actual results and any future performance suggested in these forward-looking statements could result from a variety of factors, including but not limited to those described under the heading "Risk Factors" and the following:

     - acts of terrorism aimed at either Valero's facilities or other facilities that could impair Valero's ability to produce and ship refined products or receive foreign feedstocks

     - political conditions in crude oil producing regions, including the Middle East

     - the domestic and foreign supplies of refined products such as gasoline, diesel fuel, heating oil and petrochemicals

     - the domestic and foreign supplies of crude oil and other feedstocks

     - the ability of the members of the Organization of Petroleum Exporting Countries to agree on and to maintain crude oil price and production controls

     - the level of consumer demand, including seasonal fluctuations

     - refinery overcapacity or undercapacity

     - the actions taken by competitors, including both pricing and the expansion and retirement of refining capacity in response to market conditions

     - environmental and other regulations at both the state and federal levels and in foreign countries

     - the level of foreign imports

     - accidents or other unscheduled shutdowns affecting Valero's refineries, machinery, pipelines or equipment, or those of Valero's suppliers or customers

     - changes in the cost or availability of transportation for feedstocks and refined products

     - the price, availability and acceptance of alternative fuels and alternative-fuel vehicles

     - cancellation of or failure to implement planned capital projects and realize the various assumptions and benefits projected for such projects

     - irregular weather, which can unforeseeably affect the price or availability of feedstocks and refined products

     - rulings, judgments, or settlements in litigation or other legal or regulatory matters, including unexpected environmental remediation costs in excess of any reserves or insurance coverage

     - the introduction or enactment of federal or state legislation which may adversely affect Valero's business or operations

     - changes in the credit ratings assigned to Valero's debt securities and trade credit

     - changes in the value of the Canadian dollar relative to the U.S. dollar

     - overall economic conditions

     - other economic, business, competitive and/or regulatory factors that may affect Valero's business generally as described in our filings with the SEC

     Any one of these factors, or a combination of these factors, could materially affect Valero's future results of operations and whether any forward-looking statements ultimately prove to be accurate. Valero's forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statement. Valero does not intend to update these statements unless it is required by the securities laws to do so.

     All subsequent written and oral forward-looking statements attributable to Valero or persons acting on its behalf are expressly qualified in their entirety by the foregoing. Valero undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

     - equity investments in existing and future projects

     - permanent financing of bridge facilities used to make acquisitions

     - acquisitions

     - working capital

     - capital expenditures

     - repayment or refinancing of debt or other corporate obligations

     - repurchases and redemptions of securities

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

     Each trust will use all proceeds from the sale of the trust preferred securities and the trust common securities to purchase Valero's debt securities.

               ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

     The financial statements of any trust issuing securities will be consolidated with our financial statements, with the trust preferred securities shown on our consolidated financial statements as Valero-obligated mandatorily redeemable preferred capital trust securities of a subsidiary trust. Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                                                           YEAR ENDED DECEMBER 31,
                                                       --------------------------------
                                                       2001   2000   1999   1998   1997
                                                       ----   ----   ----   ----   ----
Ratio of earnings to fixed charges...................  7.3x   5.6x   1.3x    --    4.1x

     We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of consolidated income from continuing operations before income taxes and fixed charges (excluding capitalized interest), with certain other adjustments. Fixed charges consist of total interest, whether expensed or capitalized, including amortization of debt expense and premiums or discounts related to outstanding indebtedness, one-third (the proportion deemed representative of the interest factor) of rental expense and distributions on preferred securities of a subsidiary trust which are deducted in the determination of consolidated pretax income from continuing operations. For the year ended December 31, 1998, our earnings were insufficient to cover fixed charges by $77.7 million. This deficiency was due primarily to a $170.9 million pre-tax charge to earnings to write down the carrying amount of our refinery inventories to market value. Excluding the effect of the inventory write-down, the ratio of earnings to fixed charges would have been 2.7x.

     Prior to our spin-off from our former parent on July 31, 1997, our parent had preferred stock outstanding which was issued in connection with the discontinued natural gas related services business. We had no preference securities outstanding with respect to continuing operations for any period presented, other than preferred securities of a subsidiary trust. As a result, the ratio of earnings to combined fixed charges and preference dividends is the same as the ratio of earnings to fixed charges.

                                   THE TRUSTS

     Each of the trusts is created under the Delaware Business Trust Act and will be governed by an amended and restated declaration of trust among the trustees of each trust and Valero. Each declaration will be qualified under the Trust Indenture Act of 1939.

     We have summarized selected provisions of the declarations below. This summary is not complete. For a complete description, we encourage you to read the applicable form of declaration, which we have filed with the SEC. Please read "Where You Can Find More Information."

     The address of the principal office of each trust is One Valero Place, San Antonio, Texas 78212, and the telephone number of each trust at that address is
(210) 370-2000.

SECURITIES OF EACH TRUST

     When a trust issues its trust preferred securities, you and the other holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of the trust. Valero will acquire all of the issued and outstanding trust common securities of each trust, representing an undivided beneficial interest in the assets of each trust of at least 3%. The trust preferred securities will be substantially identical to the trust common securities and will rank equally with the trust common securities, except that:

     - if a trust enforcement event under the declaration of trust occurs and is continuing, the holders of trust preferred securities will have the right to receive payments before the holders of the trust common securities receive payments

     - the holders of trust common securities have the exclusive right to appoint, remove or replace the trustees and to increase or decrease the number of trustees

     Each trust will exist primarily for the purposes of:

     - issuing its trust preferred and trust common securities

     - investing the proceeds from the sale of its securities in Valero's debt securities

     - engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Valero's debt securities

     The rights of the holders of the trust preferred securities of a trust, including economic rights, rights to information and voting rights, will be contained in and governed by the applicable declaration of trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees of each trust will initially be five. Three of the trustees will be individuals who are officers or employees of Valero. The fourth trustee will be The Bank of New York, which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939. The fifth trustee will be The Bank of New York (Delaware), which has its principal place of business in the State of Delaware.

     The property trustee will own and hold for your benefit Valero's debt securities purchased by a trust. The property trustee will also:

     - generally exercise the rights, powers and privileges of a holder of the debt securities

     - maintain exclusive control of a segregated non-interest bearing bank account to hold all payments on the debt securities

     - promptly make distributions to the holders of the trust securities out of funds from the property account

The Bank of New York, acting in its capacity as guarantee trustee, will hold for your benefit a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

     Because Valero will own all of the trust common securities of each trust, Valero will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least five trustees. The term of a trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

     The duties and obligations of the trustees of a trust will be governed by the declaration of that trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

BOOKS AND RECORDS

     The books and records of each trust will be maintained at the principal office of the trust and will be open for inspection by each holder of trust preferred securities of the trust or any authorized representative for any purpose reasonably related to the holder's interest in the trust during normal business hours.

THE PROPERTY TRUSTEE

     The property trustee, for the benefit of the holders of the trust securities, generally will exercise all rights under the applicable indenture for the debt securities deposited in the trust as trust assets, including the right to enforce Valero's obligations under the debt securities upon the occurrence of an event of default under the applicable indenture.

     The declaration of trust provides that if we fail to make interest or other payments on the debt securities when due (taking account of any extension period), the holders of the trust preferred securities may direct the property trustee to enforce its rights under the applicable indenture. If the property trustee fails to enforce its rights under the indenture in respect of an event of default under the indenture, any holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of trust preferred securities may institute a direct action against us for payment of such holder's pro rata share. If a holder brings such a direct action, we will be entitled to that holder's rights under the applicable declaration of trust to the extent of any payment made by us to that holder. EXCEPT AS EXPRESSLY PROVIDED IN THE PRECEDING SENTENCES OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT, THE HOLDERS OF THE TRUST PREFERRED SECURITIES WILL NOT BE ABLE TO EXERCISE DIRECTLY ANY OTHER REMEDY AVAILABLE TO THE HOLDERS OF THE APPLICABLE SERIES OF DEBT SECURITIES.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

TERMS

     The terms of the trust preferred securities will include those stated in the amended and restated declaration of trust and those made a part of that declaration by the Trust Indenture Act of 1939. For a complete description of the trust preferred securities, we encourage you to read the prospectus supplement and the amended and restated declaration of trust, a form of which we have filed with the SEC. Please read "Where You Can Find More Information."

     The prospectus supplement relating to trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the designation of the trust preferred securities

     - the number of trust preferred securities issued by the trust

     - the annual distribution rate, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities

     - whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded

     - the amounts that will be paid out of the assets of the trust to the holders of trust preferred securities upon dissolution, winding-up or termination of the trust

     - any repurchase or redemption provisions

     - any voting rights of the trust preferred securities in addition to those required by law

     - terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities

     - any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities

     - any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities

We also will describe in the prospectus supplement the material United States federal income tax considerations applicable to any offering of trust preferred securities.

     The regular trustees, on behalf of the trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities. The trust securities will represent undivided beneficial ownership interests in the assets of the trust.

GENERAL

     Except as described below, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities. The property trustee of the trust will hold legal title to the debt securities in trust for the benefit of the holders of the trust securities. We will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The guarantee will not guarantee the payment of distributions (as defined below) or any amounts payable on redemption or liquidation of the trust preferred securities when the trust does not have funds on hand available to make such payments. Certain material United States federal income tax consequences and special considerations applicable to the trust preferred securities will be described in the applicable prospectus supplement.

DISTRIBUTIONS

     Distributions on each trust preferred security will accumulate and be payable at a rate specified in the applicable prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed per 30-day month unless otherwise specified in the applicable prospectus supplement. Distributions that are in arrears will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term "distributions" means cumulative cash distributions that accumulate at the per annum rate specified in the applicable prospectus supplement, together with any additional amounts unless otherwise stated.

     Unless otherwise specified in the applicable prospectus supplement, distributions on the trust preferred securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as are specified in the applicable prospectus supplement. If the date on which any distributions on the trust securities are payable is not a business day (as defined below), then payment of such distributions will be made on the next business day (without any interest or other payment in respect of any such delay), provided that if such next business day falls in the next calendar year, then payment of such distributions will be made on the business day immediately preceding the payment date. A "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the city of New York, New York or San Antonio, Texas are authorized or required by law or executive order to remain closed, or a day on which the indenture trustee, or the principal office of the property trustee, is closed for business.

     If provided in the applicable prospectus supplement, we will have the right under the indenture to defer payments of interest on the debt securities from time to time by extending the applicable interest payment period for a period or periods that will be specified in the applicable prospectus supplement. If we exercise our right to defer interest payments on the debt securities, then any payments of distributions on the trust preferred securities also would be deferred. During an extension period, interest will continue to accrue on the debt securities (compounded quarterly), and, as a result, distributions would continue to accumulate at the rate per annum if and as specified in the applicable prospectus supplement. During any extension period, we may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the debt securities or make any guarantee payments with respect to any guarantee by us of the debt of any subsidiary of ours if such guarantee ranks equally with or junior in interest to the debt securities

     However, even during an extension period, we may:

     - purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring us to purchase our capital stock

     - reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock

     - purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged

     - declare dividends or distributions in our capital stock

     - redeem or repurchase any rights pursuant to a rights agreement

     - make payments under the guarantee related to the trust preferred securities

     Prior to the termination of any extension period, we may further extend the extension period, but the total duration of any extension period may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debt securities. Once any extension period terminates and we have paid all amounts then due, we may commence a new extension period, provided that such extension period together with all extensions thereof may not exceed 20 quarters or extend beyond the stated maturity of the debt securities. Once an extension period has terminated, any deferred distributions, including accumulated additional amounts, will be paid to those holders of record of the trust securities appearing on the books and records of the trust on the first record date, following the termination of such extension period.

     It is expected that any revenue available for the payment of distributions to holders of the trust preferred securities will be limited to payments we make to the trust under the debt securities. If we do not make interest payments on the debt securities, then the property trustee will not have any funds available to pay distributions on the trust preferred securities. The payment of distributions (if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by us as set forth under "Description of the Preferred Securities Guarantee."

     The property trustee will pay distributions to the holders of the trust preferred securities as such holders appear on the trust's securities register on the relevant record dates. As long as the trust preferred securities are represented by one or more global securities, the relevant record dates will be the close of business on the business day next preceding each distribution date, unless a different regular record date is established or provided for the corresponding interest payment date on the debt securities. If any trust preferred securities are not represented by global securities, then the relevant record date for such trust preferred securities will be the date, at least 15 days prior to the relevant distribution date, that is specified in the applicable prospectus supplement.

REDEMPTION OR EXCHANGE

     Mandatory Redemption

     Unless otherwise specified in the applicable prospectus supplement, if the debt securities held by the trust are repaid or redeemed in whole or in part, either upon their maturity date or earlier, then the property trustee will use the proceeds from such repayment or redemption to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the debt securities being repaid or redeemed. The redemption price per trust security will be equal to the aggregate stated amount of the trust securities being redeemed plus any accumulated and unpaid distributions thereon to the date of redemption plus the related amount of the premium, if any, we paid upon the concurrent redemption of the debt securities. In the event of a partial redemption, the trust securities will be redeemed among all of the holders of trust securities on a pro rata basis. Holders of the trust securities will receive at least 30 days but not more than 60 days notice of such redemption.

     Tax Event Redemption

     If a tax event (as defined below) occurs and is continuing, we will have the right to redeem the debt securities in whole (but not in part) and thereby cause a mandatory redemption of the trust securities in whole (but not in part) at the redemption price within 90 days following the occurrence of such tax event. In the event a tax event has occurred and is continuing and we do not elect to redeem the debt securities (thereby causing a mandatory redemption of the trust preferred securities) or to liquidate the trust (causing the debt securities to be distributed to holders of the trust securities), the trust preferred securities will remain outstanding.

     "Tax event" means the receipt by us and the trust of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement, action or decision is announced on or after the date on which the trust preferred securities are issued and sold, there is more than an insubstantial increase in the risk that:

     - the trust is, or within 90 days of the date of such opinion will be, subject to United States federal income tax with respect to income received or accrued on the debt securities

     - interest payable by us on the debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes or

     - the trust is, or within 90 days of the date of such opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges

     Distribution of Debt Securities

     Unless otherwise specified in the applicable prospectus supplement, we will have the right to dissolve the trust at any time and, after satisfaction of any liabilities to creditors of the trust as provided by applicable law, to cause the debt securities to be distributed pro rata to the holders of the trust securities in liquidation of the trust.

     After the date fixed for any distribution of debt securities:

     - the trust preferred securities will no longer be deemed to be outstanding and

     - any certificates representing the trust preferred securities will be deemed to represent debt securities in a principal amount equal to the liquidation amount of the trust preferred securities, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities, until such certificates are presented to the regular trustees or their agent for transfer or reissuance

     There can be no assurance as to the market prices for the trust preferred securities or for the debt securities that may be distributed in exchange for trust preferred securities upon dissolution or liquidation of the trust. Accordingly, the trust preferred securities that an investor may purchase, or the debt securities that such investor may receive upon dissolution or liquidation of the trust, may trade at a discount to the price that such investor paid to purchase the trust preferred securities offered hereby.

REDEMPTION PROCEDURES

     Any trust preferred securities being redeemed will be redeemed by the trust at the applicable redemption price with the proceeds received by the trust from our contemporaneous redemption of the debt securities. Redemptions of trust preferred securities will be made and the applicable redemption price will be payable only to the extent that the trust has funds on hand available for the payment of such redemption price.

     If the trust notifies the holders of the trust preferred securities of a redemption and if the trust preferred securities to be redeemed are issued in global form, then on the applicable redemption date, the property trustee will deposit irrevocably with the depositary for the trust preferred securities funds sufficient to pay the applicable redemption price, to the extent funds are available. In addition, the property trustee will give the depositary irrevocable instructions and authority to pay the redemption price to the beneficial owners of the trust preferred securities. If the trust preferred securities are not issued in global form, the property trustee will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities upon surrender of their certificates evidencing the trust preferred securities. The property trustee will pay the applicable redemption price to the holders of the trust preferred securities by check mailed to their respective addresses appearing on the register of the trust on the redemption date. Notwithstanding the foregoing, distributions payable on or prior to a redemption date for the trust preferred securities will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If a notice of redemption has been given and funds have been deposited as required, then upon the date of such deposit, all of the rights of the holders of the trust preferred securities to be redeemed will cease, except for the right of such holders to receive the redemption price (without interest thereon), and the trust preferred securities will cease to be outstanding. If the redemption date is not a business day, then payment of the applicable redemption price will be made on the next business day (and without any interest or other payment in respect of any such delay). If, however, the next business day falls in the next calendar year, then payment of the redemption price will be made on the business day immediately preceding the redemption date.

     If any payments for the redemption of any trust preferred securities are improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee relating to the trust preferred securities, then distributions on the trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust until the date upon which such redemption payments actually are paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable redemption price.

     Subject to applicable law (including, without limitation, U.S. federal securities laws), we or our subsidiaries may purchase at any time and from time to time outstanding preferred securities by tender, in the open market or by private agreement.

     Any notice of the redemption of trust securities or the distribution of debt securities in exchange for trust securities will be mailed to each holder of trust preferred securities being so redeemed at least 30 days but not more than 60 days before the applicable redemption date, at such holder's registered address. Unless we default in the payment of the redemption price on the debt securities, interest will cease to accrue on the debt securities or portions thereof (and distributions will cease to accumulate on the trust preferred securities or portions thereof) called for redemption on and after the redemption date.

SUBORDINATION OF TRUST COMMON SECURITIES

     The payment of distributions on, and any payment upon redemption of, the trust preferred securities and trust common securities, as applicable, will be made pro rata based on their respective liquidation amounts. If, however, an event of default under the indenture (which is also a "trust enforcement event" under the declaration of trust) has occurred and continues on any distribution date or redemption date, then the amounts payable on such date will not be made on any of the trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of any trust common securities will be made until all accumulated and unpaid distributions or redemption payments, as the case may be, on all of the outstanding trust preferred securities for which distributions are to be paid or that have been called for redemption, as the case may be, are fully paid. All funds available to the property trustee first will be applied to the payment in full in cash of all distributions on, or the redemption price of, the trust preferred securities then due and payable. The trust will not issue any securities or other interests in the assets of the trust other than the trust preferred securities and the trust common securities.

     In the event that a trust enforcement event has occurred and is continuing with respect to the trust preferred securities, then we, as sole holder of the trust common securities, will be deemed to have waived any right to act with respect to any such trust enforcement event until the effect of such trust enforcement event with respect to the trust preferred securities has been cured, waived or otherwise eliminated. Until such trust enforcement event has been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of us, as holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

DISSOLUTION OF THE TRUST AND DISTRIBUTIONS UPON DISSOLUTION

     Unless otherwise specified in the applicable prospectus supplement, pursuant to the declaration of trust, the trust will automatically dissolve upon the expiration of its term or, if earlier, shall dissolve on the first to occur of:

     - certain events of bankruptcy, dissolution or liquidation of Valero

     - the written direction to the property trustee from us at any time to dissolve the trust and to distribute the debt securities in exchange for the trust securities

     - redemption of all of the trust preferred securities

     - the direction of the property trustee after a tax event pursuant to which all the debt securities have been distributed in exchange for the trust securities

     - the entry of an order for the dissolution of the trust, and

     - the consent of the regular trustees and Valero to the dissolution of the trust prior to the issuance of the trust securities

     If an early dissolution occurs as described in the first, second, fourth and fifth clauses above, the trust will be liquidated by the trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities in exchange therefor debt securities, unless such distribution is determined by the property trustee not to be practical, in which event the holders of the trust securities will be entitled to receive out of the assets of the trust distributions in cash or other immediately available funds to the extent such funds are available for distribution after satisfaction of the trust's liabilities to any creditors. The amount of each liquidation distribution will be equal to the stated liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If, however, debt securities are to be distributed in connection with such liquidation, then the holders of the trust securities will receive debt securities in an aggregate principal amount equal to the stated liquidation amount of the trust securities, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, such trust securities.

     If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay the aggregate amount in full, then the amounts payable directly by the trust on the trust securities will be paid on a pro rata basis. We, as sole holder of the trust common securities, will be entitled to receive liquidation distributions on a pro rata basis with the holders of the trust preferred securities, except that if an event of default under the indenture has occurred and is continuing, then the trust preferred securities will have a preference over the trust common securities with regard to such liquidation distributions.

TRUST ENFORCEMENT EVENTS; NOTICE

     Under the declaration of trust, the occurrence and continuation of any event of default under the indenture is a trust enforcement event with respect to the trust securities issued under the declaration. If a trust enforcement event has occurred and is continuing, the trust preferred securities will have a preference over the trust common securities upon dissolution of the trust, as described above.

     The property trustee will transmit by mail, first class postage prepaid, notice of each trust enforcement event to the holders of the trust securities within 90 days of the occurrence of the trust enforcement event, unless the property trustee in good faith determines that the withholding of such notice is in the holders' interests. We and the regular trustees are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the declaration of trust as well as any reports that may be required to be filed under the Trust Indenture Act.

REMOVAL OF TRUSTEES

     The holder of the trust common securities may remove any trustee with or without cause at any time. The removal of a property trustee, however, will not be effective until a successor trustee possessing the qualifications to act as a property trustee has accepted an appointment as property trustee in accordance with the provisions of the declaration of trust.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any entity into which the property trustee, the Delaware trustee or any regular trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such trustee may be a party, or any entity succeeding to all or substantially all the corporate trust business of such trustee, will be the successor of such trustee under the declaration of trust, provided that such entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The trust may not consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. At our request and with the consent of a majority of the regular trustees, and without the consent of the holders of the trust preferred securities, the Delaware trustee or the property trustee, the trust may consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized under the laws of any state. Such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease will be subject, however, to the following limitations:

     - if the trust is not the successor entity, then the successor entity either must:

      - expressly assume all of the trust's obligations with respect to the trust securities, or

      - substitute for the trust securities other securities having substantially the same terms as the trust securities, so long as these substitute securities rank the same as the trust securities with respect to distributions and payments upon liquidation, redemption and otherwise

     - we must expressly appoint a trustee of a successor entity possessing the same powers and duties as the property trustee as the holder of the debt securities

     - the trust preferred securities or any substitute securities must be listed, or any substitute securities must be listed upon notification of issuance, on any national securities exchange or with any other organization on which the trust preferred securities are then listed or quoted

     - such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease must not cause the trust preferred securities (including any substitute securities) to be downgraded by any nationally recognized statistical rating organization

     - such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease must not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any substitute securities) in any material respect

     - such successor entity must have a purpose substantially identical to that of the trust

     - prior to such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, we must have received an opinion of independent counsel to the trust experienced in such matters to the effect that:

      - such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any substitute securities) in any material respect

      - following such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and

      - following such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, the trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes

     - we or any permitted successor or assignee must own all of the trust common securities and must guarantee the obligations of such successor entity under the substitute securities, at least to the extent provided by the guarantee related to the trust preferred securities, and

     - such successor entity must expressly assume all of the obligations of the trust

Notwithstanding the foregoing, unless holders of 100% in aggregate liquidation amount of the trust securities give their consent, the trust will not consolidate with, convert into, amalgamate or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes or would cause each holder of trust securities not to be treated as owning an undivided beneficial ownership interest in the debt securities.

VOTING RIGHTS

     Except as provided below and as otherwise required by the declaration of trust, the Delaware Business Trust Act, the Trust Indenture Act and other applicable law, the holders of the trust securities will have no voting rights.

     Subject to the requirement of the property trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of not less than a majority in aggregate liquidation amount of the trust preferred securities, voting separately as a class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust. This includes the right to direct the property trustee, as holder of the debt securities, to:

     - exercise the remedies available to it under the indenture

     - consent to any amendment or modification of the indenture or the debt securities where such consent will be required, or

     - waive any past default and its consequences that is waivable under the indenture; provided that if an event of default under the indenture has occurred and is continuing, then the holders of not less than 25% of the aggregate liquidation amount of the trust preferred securities may direct the property trustee to declare the principal of and interest on the debt securities due and payable; and provided further that where a consent or action under the indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of debt securities affected thereby, the property trustee only may give such consent or take such action at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the preferred securities

The property trustee will notify all holders of the trust preferred securities of any notice of any event of default under the indenture that it has received from us. The notice will state that the event of default also constitutes a trust enforcement event. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the property trustee will have no obligation to take any of the actions described in the first and second bullets above unless it first obtains an opinion of independent tax counsel experienced in such matters to the effect that, as a result of such action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes and that each holder of trust securities will be treated as owning an undivided beneficial ownership interest in the debt securities.

     In the event the consent of the property trustee, as the holder of the debt securities, is required under the indenture with respect to any amendment or modification of the indenture, the property trustee will request the direction of the holders of the trust securities with respect to such amendment or modification and will vote with respect to such amendment or modification as directed by the holders of a majority in stated liquidation amount of the trust securities voting together as a single class; provided that where a consent under the indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the debt securities, the property trustee only may give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the trust securities. The property trustee will not take any action in accordance with the directions of the holders of the trust securities unless the property trustee has obtained an opinion of independent tax counsel to the effect that the trust will not be classified as other than a grantor trust for United States federal income tax purposes as a result of such action, and that each holder of trust securities will be treated as owning an undivided beneficial ownership interest in the debt securities.

     A waiver of an event of default under the indenture with respect to the debt securities will constitute a waiver of the corresponding trust enforcement event.

     Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust preferred securities or pursuant to written consent. The regular trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be mailed to each holder of record of trust preferred securities. Each notice will include a statement setting forth:

     - the date of the meeting

     - a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote

     - instructions for the delivery of proxies

     No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute debt securities in accordance with the declaration of trust and the terms of the trust securities.

     Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned at such time by us, the trustees or any entity directly or indirectly controlled by, or under direct or indirect common control with, us or any trustee will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if such trust preferred securities were not outstanding.

     Except during the continuance of an event of default under the indenture, the holders of the trust preferred securities will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by us as the holder of all of the trust common securities. If an event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed and replaced by the holders of a majority in liquidation amount of the trust preferred securities.

AMENDMENT OF THE DECLARATION

     The declaration of trust may generally be amended on written agreement by us and a majority of the regular trustees. If any proposed amendment provides for:

     - any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration of trust, other than as described below, or otherwise or

     - the dissolution, winding-up or termination of the trust other than pursuant to the terms of the declaration of trust then the amendment will not be effective except with the approval of at least
66 2/3% of outstanding trust securities. If, however, any amendment referred to in the first bullet point above would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on the amendment and the amendment will not be effective except with the approval of 66 2/3% of the affected class outstanding.

     If any proposed amendment provides for:

     - changing the amount or timing of any distribution of the trust securities or otherwise adversely affects the amount of any distribution required to be made in respect of the trust securities as of a specified date or

     - restricting the right of a holder of trust securities to institute suit for the enforcement of such payment on or after such specified date then the amendment will not be effective except with the approval of each holder of trust securities affected.

     Notwithstanding the provisions described in the prior paragraph, no amendment may be made to the declaration of trust:

     - unless the property trustee has received

      - an officers' certificate from each of Valero and the trust that such amendment is permitted by, and conforms to, the terms of the declaration of trust, and

      - in the case of an amendment that affects the rights, powers, duties, obligations or immunities of the property trustee, an opinion of counsel that such amendment is permitted by, and conforms to, the terms of the declaration of trust

     Moreover, no amendment may be made to the extent the result of such amendment would be to:

     - cause the trust to be classified other than as a grantor trust for purposes of United States federal income tax purposes

     - reduce or otherwise adversely affect the rights or powers of the property trustee in contravention of the Trust Indenture Act, or

     - cause the trust to be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940

     The amendment provision of the declaration of trust may not be amended without the consent of all of the holders of the trust securities. No amendment that adversely affects the rights, powers and privileges of the property trustee or the Delaware trustee may be made without the consent of the property trustee or the Delaware trustee, respectively. The rights of the holders of the common securities under the declaration of trust to increase or decrease the number of, and to appoint, or remove trustees may not be amended without the consent of the holders of the common securities.

     The declaration of trust may be amended without the consent of the holders of the trust securities to:

     - cure any ambiguity

     - correct or supplement any provision in the declaration of trust that may be defective or inconsistent with any other provision of the declaration of trust

     - add to the covenants, restrictions or obligations of Valero

     - conform to changes in, or a change in interpretation or application by any legislative body, court, government agency or regulatory authority of regulations relating to whether the trust is required to register as an investment company under the Investment Company Act of 1940

     - modify, eliminate or add to any provisions of the declaration of trust to ensure that (a) the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or (b) the trust will not be required to register as an "investment company" under the Investment Company Act of 1940; provided, in each case, that the rights, privileges or preferences of any holder of trust securities are not adversely affected

     - facilitate the tendering, remarketing and settlement of the trust preferred securities as contemplated in the declaration of trust

GLOBAL PREFERRED SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, the trust preferred securities may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global trust preferred securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until a global trust preferred security is exchanged in whole or in part for the individual trust preferred securities represented thereby, the depositary holding the global trust preferred security may transfer the global trust preferred security only to its nominee or successor depositary (or vice versa) and only as a whole. Unless otherwise indicated in the applicable prospectus supplement for the trust preferred securities, the depositary for the global trust preferred securities will be The Depository Trust Company. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in global trust preferred securities.

     The specific terms of the depositary arrangement for the trust preferred securities will be described in the applicable prospectus supplement. We expect that the applicable depositary or its nominee, upon receipt of any payment of liquidation amount, premium or distributions in respect of a permanent global trust preferred security representing any of the trust preferred securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the aggregate principal amount of such global trust preferred security as shown on the records of the depositary or its nominee. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

     Unless otherwise specified in the applicable prospectus supplement, if at any time the depositary is unwilling, unable or ineligible to continue as a depositary for the trust preferred securities, the trust will appoint a successor depositary with respect to the trust preferred securities. If a successor depositary is not appointed by the trust within 90 days after the trust receives such notice or becomes aware of such ineligibility, the trust's election that the trust preferred securities be represented by one or more global trust securities will no longer be effective, and a regular trustee on behalf of the trust will execute, and the property trustee will authenticate and deliver, trust preferred securities in definitive registered form, in any authorized denominations, in an aggregate stated liquidation amount equal to the principal amount of the global trust preferred securities representing the trust preferred securities in exchange for such global trust preferred securities. In addition, the trust may at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement, determine not to have any trust preferred securities represented by one or more global trust preferred securities, and, in such event, a regular trustee on behalf of the trust will execute and the property trustee will authenticate and deliver trust preferred securities in definitive registered form, in an aggregate stated liquidation amount equal to the principal amount of the global trust preferred securities representing such trust preferred securities, in exchange for such global trust preferred securities.

PAYMENT AND PAYING AGENCY

     Payments in respect of the trust preferred securities will be made to the applicable depositary, which will credit the relevant participants' accounts on the applicable distribution dates or, if the trust preferred securities are not held by a depositary, such payments will be made by check mailed to the address of the holder of the trust preferred security that appear on the trust's security register. Unless otherwise specified in the applicable prospectus supplement, the paying agent for the trust preferred securities initially will be the property trustee. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and us.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

     Registration of transfers of trust preferred securities will be made without charge by or on behalf of the trust, but the trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange of trust preferred securities.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee will not be liable for any action taken, suffered or omitted to be taken by it without negligence, in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by the declaration of trust. The property trustee will be under no obligation to exercise any rights or powers vested in it by the declaration of trust at the request of a holder of trust securities, unless the holder provides the property trustee security and indemnity, reasonably satisfactory to the property trustee, against the costs and expenses and liabilities that might be incurred.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

     Valero will fully and unconditionally guarantee payments on the trust preferred securities as described in this section. The guarantee covers the following payments:

     - periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust

     - payments on liquidation of each trust

     - payments on redemption of trust preferred securities of each trust

The Bank of New York, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

     We have summarized selected provisions of the guarantee below. This summary is not complete. For a complete description, we encourage you to read the guarantee, the form of which we have filed with the SEC. Please read "Where You Can Find More Information."

     Valero will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by the trust:

     - any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that Valero has made corresponding payments on the debt securities to the property trustee of the trust

     - payments upon the dissolution, winding-up or termination of the trust equal to the lesser of:

      - the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments and

      - the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust

     Valero will not be required to make these liquidation payments if:

     - the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities or

     - the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities

     Valero may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

     Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT VALERO HAS MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF VALERO DOES NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND VALERO WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

     Valero's obligations under the declaration of trust for each trust, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.

COVENANTS OF VALERO

     In each guarantee, Valero will agree that, as long as any trust preferred securities issued by the applicable trust are outstanding, Valero will not make the payments and distributions described below if:

     - it is in default on its guarantee payments or other payment obligations under the related guarantee

     - any event of default under the applicable declaration of trust has occurred and is continuing or

     - Valero has elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing

In these circumstances, Valero will agree that it will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the debt securities or make any guarantee payments with respect to any guarantee by Valero of the debt of any subsidiary of Valero if such guarantee ranks equally with or junior in interest to the debt securities

     However, even during such circumstances, Valero may:

     - purchase or acquire its capital stock in connection with the satisfaction by it of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring it to purchase its capital stock

     - reclassify its capital stock or exchange or convert one class or series of its capital stock for another class or series of its capital stock

     - purchase fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged

     - declare dividends or distributions in its capital stock

     - redeem or repurchase any rights pursuant to a rights agreement

     - make payments under the guarantee related to the trust preferred securities

In addition, as long as trust preferred securities issued by any trust are outstanding, Valero will agree that it will:

     - remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust

     - permit the trust common securities of that trust to be transferred only as permitted by the declaration of trust

     - use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved

AMENDMENTS AND ASSIGNMENT

     Valero and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, Valero and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.

     Valero may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving Valero permitted under the indenture governing the debt securities.

TERMINATION OF THE GUARANTEE

     A guarantee will terminate upon:

     - full payment of the redemption price of all trust preferred securities of the applicable trust

     - distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities of that trust in exchange for all the securities issued by that trust or

     - full payment of the amounts payable upon liquidation of that trust

Each guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

STATUS OF THE GUARANTEE

     Valero's obligations under each guarantee will be unsecured and effectively junior to all debt and preferred stock of its subsidiaries. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in a prospectus supplement the ranking of each guarantee with respect to Valero's capital stock and other liabilities, including other guarantees.

     Each guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

     - conducting any proceeding for any remedy available to the applicable guarantee trustee or

     - exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee

     Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against Valero to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

     If the guarantee trustee fails to enforce the guarantee or Valero fails to make a guarantee payment, you may institute a legal proceeding directly against Valero to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

PERIODIC REPORTS UNDER GUARANTEE

     Valero will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

DUTIES OF GUARANTEE TRUSTEE

     The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantees do not contain any implied covenants. If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

GOVERNING LAW

     New York law will govern the guarantees.

                       DESCRIPTION OF THE DEBT SECURITIES

     Valero may issue to a trust or as part of a stock purchase unit from time to time one or more series of senior debt securities under an indenture dated as of December 12, 1997 between us and The Bank of New York, a New York banking corporation, as indenture trustee. Valero may issue to a trust or as part of a stock purchase unit from time to time one or more series of subordinated debt securities under an indenture to be entered into between us and The Bank of New York, as indenture trustee. We will provide information about the senior or subordinated debt securities in a prospectus supplement. Valero will issue only one series of debt securities to each trust. The indenture for the senior debt securities and the indenture for the subordinated debt securities will be substantially identical, except for the provisions relating to subordination and restrictive covenants. We sometimes refer to the senior indenture and the subordinated indenture as the "indentures."

     We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete. For a complete description, we encourage you to read the indentures, which we have filed with the SEC. Please read "Where You Can Find More Information."

RANKING

     The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the senior debt securities and all of our other senior debt. Neither indenture limits the amount of debt securities that can be issued under that indenture or the amount of additional indebtedness we or any of our subsidiaries may incur. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance. The indenture trustee will authenticate and deliver debt securities executed and delivered to it by us as set forth in the applicable indenture.

     We are organized as a holding company that owns subsidiary companies. Our subsidiary companies conduct substantially all of our business. The holding company structure results in two principal risks:

     - Our subsidiaries may be restricted by contractual provisions or applicable laws from providing us the cash that we need to pay parent company debt service obligations, including payments on the debt securities

     - In any liquidation, reorganization or insolvency proceeding involving Valero, your claim as a holder of trust preferred securities, which represents in effect an interest in debt securities, or as a holder of debt securities as part of a stock purchase unit, will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries

SUBSEQUENT DISTRIBUTION TO HOLDERS OF TRUST SECURITIES

     If we issue debt securities to a trust in connection with the issuance of trust preferred and trust common securities by that trust, those debt securities subsequently may be distributed to the holders of the trust preferred and trust common securities either:

     - upon the dissolution of the trust or

     - upon the occurrence of events that we will describe in the prospectus supplement

TERMS

     The prospectus supplement relating to any series of debt securities we are offering will include specific terms relating to that offering. These terms will include some or all of the following:

     - whether the debt securities are senior or subordinated debt securities

     - the title of the debt securities

     - any limit on the total principal amount of the debt securities

     - the date or dates on which the principal of the debt securities will be payable

     - any interest rate, or the method of determining the interest rate, on the debt securities, the date from which interest will accrue, interest payment dates and record dates

     - any right to extend or defer the interest payment periods and the duration of the extension

     - if other than as set forth in this prospectus, the place or places where payments on the debt securities will be payable

     - any optional redemption provisions

     - any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities

     - any provisions for the remarketing of the debt securities

     - any changes or additions to the events of default or covenants

     - whether we will issue the debt securities in individual certificates to each holder in registered or bearer form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders

     - the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000

     - the terms of any right to convert debt securities into shares of our common stock or other securities or property

     - whether payments on the debt securities will be payable in foreign currency or currency units (including composite currencies) or another form

     - any provisions that would determine the amount of principal, premium, if any, or interest, if any, on the debt securities by references to an index or pursuant to a formula

     - the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount

     - any other terms of the debt securities not inconsistent with the relevant indentures

     We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences applicable to those securities.

     If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

CONSOLIDATION, MERGER AND SALE

     We have agreed that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

     - we are the continuing corporation, or

     - if we are not the continuing corporation, the successor is organized and existing under the laws of any United States jurisdiction and assumes all of our obligations under the indenture and the debt securities, and

     - in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing

EVENTS OF DEFAULT

     Unless we inform you otherwise in the prospectus supplement, the following are events of default under the indentures with respect to a series of debt securities:

     - our failure to pay interest on any debt security of that series for 30 days

     - our failure to pay principal of or any premium on any debt security of that series when due

     - our failure to make any sinking fund payment for any debt security of that series when due

     - our failure to perform any of our other covenants or breach of any of our other warranties in that indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, and that failure continues for 60 days after written notice is given or received as provided in the indentures

     - certain bankruptcy, insolvency or reorganization events involving us

     - our failure to pay at final maturity, after the expiration of any applicable grace periods, or upon the declaration of acceleration of payment of, any of our indebtedness for borrowed money in excess of $25 million, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice is given as provided in the indentures

     - any other event of default we may provide for that series

     If an event of default for any series of debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal amount of all the debt securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding debt securities of that series may in some cases rescind and annul that acceleration. If required by the declaration of trust, any rescission may be subject to the consent of the holders of the trust preferred securities and the trust common securities.

     In most cases, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless the holders have offered to the indenture trustee reasonable indemnity. Subject to this provision for indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of:

     - conducting any proceeding for any remedy available to the indenture trustee

     - exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series

     Each indenture requires us to furnish to the indenture trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

     An event of default under the applicable indenture for a series of debt securities will constitute a trust enforcement event under the declaration of trust for the applicable series of trust preferred securities. A holder of trust preferred securities may directly institute a proceeding against us for enforcement of payment to that holder of its pro rata share of principal, premium, interest or any additional amounts if:

     - an event of default under the applicable declaration of trust has occurred and is continuing and

     - that event of default is attributable to our failure to pay principal, any premium, interest or additional amounts on the applicable series of debt securities when due

Except as described in the preceding sentences or in the prospectus supplement, the holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the applicable series of debt securities.

MODIFICATION AND WAIVER

     We may modify or amend each of the indentures without the consent of any holders of the debt securities in certain circumstances, including to:

     - evidence the assumption of our obligations under the indenture and the debt securities by a successor

     - add further covenants for the protection of the holders

     - cure any ambiguity or correct any inconsistency in the indenture, so long as such action will not adversely affect the interests of the holders

     - establish the form or terms of debt securities of any series

     - evidence the acceptance of appointment by a successor indenture trustee

     We may modify or amend each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture affected by the modification or amendment. Without the consent of the holder of each outstanding debt security affected, however, no modification may:

     - change the stated maturity of the principal of, or any installment of interest on, any debt security

     - reduce the principal amount of, the interest on, or the premium payable on, any debt security

     - reduce the amount of principal of discounted debt securities payable upon acceleration of maturity

     - change the place of payment or the currency in which any debt security is payable

     - impair the right to institute suit for the enforcement of any payment on any debt security

     - reduce quorum or voting rights

     The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may waive past defaults by us under the indentures with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be modified or amended without the consent of each holder affected.

DISCHARGE

     We will be discharged from all obligations of any series of debt securities, except for certain surviving obligations to register the transfer or exchange of the debt securities and any right by the holders to receive additional amounts under the indentures if:

     - all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation or

     - all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the indenture trustee, in trust, sufficient money to pay the entire indebtedness of all the debt securities of the series on the dates the payments are due in accordance with the terms of the debt securities

     To exercise the right of deposit described above, we must deliver to the indenture trustee an opinion of counsel and an officers' certificate stating that all conditions precedent to the satisfaction and discharge of the relevant indenture have been complied with.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Unless we inform you otherwise in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in denominations of $1,000 and integral multiples.

     Debt securities will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms in such authorized denominations as may be requested. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any transfer or exchange of the debt securities. We may, however, require payment of any tax or other governmental charge payable for the registration of the transfer or exchange.

     We will appoint the indenture trustee under each indenture as security registrar for the debt securities issued under that indenture. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

     We will not be required:

     - to issue, register the transfer of or exchange debt securities of a series during a period beginning 15 business days prior to the day of mailing of a notice of redemption of debt securities of that series selected for redemption and ending on the close of business on the day of mailing of the relevant notice or

     - to register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security we are redeeming in part.

PAYMENT AND PAYING AGENTS

     Unless we inform you otherwise in the prospectus supplement, principal and interest will be payable, and the debt securities will be transferable and exchangeable, at the office or offices of the applicable indenture trustee or any paying agent we designate. At our option, we will pay interest on the debt securities by check mailed to the holder's registered address or by wire transfer for global debt securities. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the persons in whose name the debt securities are registered at the close of business on the record date for each interest payment date.

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     In most cases, the indenture trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment.

BOOK-ENTRY AND SETTLEMENT

     We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

     - any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated debt securities of the same series with the same total principal amount and the same terms

     - the manner in which we will pay principal of and any premium and interest on a global debt security

     - the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security

NOTICES

     Notices to holders will be given by mail to the addresses of such holders as they appear in the security register.

GOVERNING LAW

     New York law will govern each indenture and the debt securities.

THE TRUSTEE

     The Bank of New York is the indenture trustee under the senior indenture. Its address is 101 Barclay Street, Floor 21 West, New York, New York 10286. As of February 28, 2002, The Bank of New York serves as trustee:

     - for our senior unsecured notes aggregating $1.2 billion

     - for pollution control bonds previously issued on our behalf aggregating $6.4 million

     - in connection with our premium equity participating security units aggregating $172.5 million

     - in connection with our trust originated preferred securities aggregating $200 million and receives customary fees for its services. The Bank of New York also will serve as indenture trustee under the subordinated indenture. Please read "About This Prospectus."

     The holders of a majority in principal amount of the outstanding debt securities of any series issued under each indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the indenture trustee, subject to certain exceptions. If an event of default occurs and is continuing, the indenture trustee will be required in the exercise of its powers to use the degree of care and skill of a prudent person in the conduct of his own affairs. The indenture trustee will be obligated to exercise any of its rights or powers under the relevant indenture at the request of any holders of debt securities of any series issued under that indenture only after those holders have offered the trustee indemnity reasonably satisfactory to it. The indenture trustee may resign at any time or the holders of a majority in principal amount of the debt securities may remove the trustee. If the indenture trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any reason, we will appoint a successor indenture trustee in accordance with the provisions of the applicable indenture.

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

     If the indenture trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any claim, as security or otherwise. The indenture trustee may engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign as required under the indenture.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of, interest on, or any premium on, the subordinated debt securities if:

     - we fail to pay the principal, interest, premium or any other amounts on any senior debt when due or

     - we default in performing any other covenant (a "covenant default") in any senior debt that we have designated if the covenant default allows the holders of that senior debt to accelerate the maturity of the senior debt they hold

     Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the senior debt give the indenture trustee for the subordinated debt securities notice of the covenant default.

     The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

     The subordinated indenture will not limit the amount of senior debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

     Unless we inform you otherwise in the prospectus supplement, "senior debt" will mean all indebtedness, including guarantees, of Valero, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

RESTRICTIVE COVENANTS IN THE SENIOR INDENTURE

     We have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. Unless waived or amended, the restrictive covenants summarized below will apply to a series of debt securities issued under the senior indenture as long as any of those debt securities is outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description terms that we have defined below under "-- Glossary."

Limitations on Liens

     We have agreed that when any senior debt securities are outstanding neither we nor any of our subsidiaries will create or assume any liens upon any of our receivables or other assets or any asset, stock or indebtedness of any of our subsidiaries unless such senior debt securities are secured equally and ratably with or prior to the debt secured by the lien. This covenant has exceptions that permit:

     - subject to certain limitations, any lien created to secure all or part of the purchase price of any property or to secure a loan made to finance the acquisition of the property described in such lien

     - subject to certain limitations, any lien existing on any property at the time of its acquisition or created not later than 12 months thereafter

     - subject to certain limitations, any lien created in connection with the operation or use of any property acquired or constructed by us and created within 12 months after the acquisition, construction or commencement of full operations on the property

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

     - any mechanic's or materialmen's lien or any lien related to workmen's compensation or other insurance

     - any lien arising by reason of deposits with or the giving of any form of security to any governmental agency, including for taxes and other governmental charges

     - liens for taxes or charges which are not delinquent or are being contested in good faith

     - any judgment lien the execution of which has been stayed or which has been adequately appealed and secured

     - any lien incidental to the conduct of our business which was not incurred in connection with the borrowing of money or the obtaining of advances or credit and which does not materially interfere with the conduct of our business

     - any intercompany lien

     - liens incurred in connection with the borrowing of funds, if such funds are used within 120 days to repay indebtedness of at least an equal amount secured by a lien on our property having a fair market value at least equal to the fair market value of the property securing the new lien

     - any lien created to secure indebtedness and letter of credit reimbursement obligations incurred in connection with the extension of working capital financing

     - any lien existing on the date of the indenture

     - subject to an aggregate limit of $60 million, any lien on cash, cash equivalents, options or futures positions and other account holdings securing derivative obligations or otherwise incurred in connection with margin accounts with brokerage or commodities firms

     - subject to an aggregate limit of 10% of our consolidated net tangible assets, any liens not otherwise permitted by any of the other exceptions set forth in the indenture

Limitations on Sale/Leaseback Transactions

     We have agreed that neither we nor our subsidiaries would enter into any sale/leaseback transactions with regard to any principal property, providing for the leasing back to us or a subsidiary by a third party for a period of more than three years of any asset which has been or is to be sold or transferred by us or such subsidiary to such third party or to any other person. This covenant has exceptions that permit transactions of this nature under the following circumstances:

     - we would be entitled, pursuant to the "Limitations on Liens" covenant described above, to incur indebtedness secured by a lien on the property to be leased, without equally and ratably securing the senior debt securities then outstanding or

     - within 120 days of the effective date of such sale/leaseback transaction, we apply an amount equal to the value of such transaction:

     - to the voluntary retirement of funded debt or

     - to the purchase of another principal property

     In addition, subject to a limit (on an aggregated basis with indebtedness secured by liens permitted by the limitations on liens covenant described above) of 10% of our consolidated net tangible assets, we can enter into sale/leaseback transactions not otherwise permitted by the express provisions of the indenture.

Glossary

     We define the following terms in the senior indenture. We use them here with the same definitions. Generally accepted accounting principles should be used to determine all items in this section, unless otherwise indicated.

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

     "Consolidated net tangible assets" means the total amount of assets shown on a consolidated balance sheet of us and our subsidiaries (excluding goodwill and other intangible assets), less all current liabilities (excluding notes payable and current maturities of long-term debt).

     "Funded debt" means generally any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would be classified as long-term debt.

     "Principal Property" means any of our or our subsidiaries' refineries or refinery-related assets, distribution facilities or other real property which has a net book value exceeding 2.5% of consolidated net tangible assets, but not including any property which in our opinion is not material to our and our subsidiaries' total business conducted as an entirety or any portion of a particular property that is similarly found not to be material to the use or operation of such property.

     "Subsidiary" means any entity of which at the time of determination we or one or more of our subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock or the outstanding partnership or similar interests and any limited partnership of which we or any one of our subsidiaries are a general partner.

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

             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
                       DEBT SECURITIES AND THE GUARANTEE

     To the extent set forth in the guarantee and to the extent funds are available, we will irrevocably guarantee the payment of distributions and other amounts due on the trust securities. If and to the extent we do not make payments on the debt securities, the trust will not have sufficient funds to pay distributions or other amounts due on the trust securities. The guarantee does not cover any payment of distributions or other amounts due on the trust securities unless the trust has sufficient funds for the payment of such distributions or other amounts. In such event, a holder of trust securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates. Taken together, our obligations under the declaration of trust for each trust, the debt securities, the indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of the trust's obligations under the trust securities.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other amounts are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

     - the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities

     - the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust securities

     - we, as issuer of the debt securities, will pay, and the trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of the trust (other than with respect to the trust securities)

     - the declaration of trust further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust

     Notwithstanding anything to the contrary in the indenture, we have the right to set-off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     The declaration of trust provides that if we fail to make interest or other payments on the debt securities when due (taking account of any extension period), the holders of the trust preferred securities may direct the property trustee to enforce its rights under the applicable indenture. If the property trustee fails to enforce its rights under the indenture in respect of an event of default under the indenture, any holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of trust preferred securities may institute a direct action against us for payment of such holder's pro rata share. If a holder brings such a direct action, we will be entitled to that holder's rights under the applicable declaration of trust to the extent of any payment made by us to that holder.

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

     If we fail to make payments under the guarantee, a holder of trust preferred securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

LIMITED PURPOSE OF TRUST

     The trust preferred securities evidence undivided beneficial ownership interests in the trust, and the trust exists for the sole purpose of issuing and selling the trust securities and using the proceeds to purchase our debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of debt securities is that a holder of debt securities is entitled to receive from us the principal amount of and interest accrued on the debt securities held, while a holder of trust preferred securities is entitled to receive distributions and other payments from the trust (or from us under the guarantee) only if and to the extent the trust has funds available for the payment of such distributions and other payments.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the trust involving the redemption or repayment of the debt securities, the holders of the trust securities will be entitled to receive, out of assets held by the trust, subject to the rights of creditors of the trust, if any, the liquidation distribution in cash. Because we are the guarantor under the guarantee and, as issuer of the debt securities, we have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of the trust securities), the positions of a holder of trust securities and a holder of debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of Valero would be substantially the same.

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

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as "stock purchase contracts." The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of:

     - 300,000,000 shares of common stock, par value $.01 per share

     - 20,000,000 shares of preferred stock, par value $.01 per share, issuable in series

     We have summarized selected aspects of our capital stock below. The summary is not complete. For a complete description, you should refer to our restated certificate of incorporation, restated by-laws and the Rights Agreement, dated as of July 17, 1997 between us and Computershare Investor Services, LLC, as successor rights agent to Harris Trust and Savings Bank, all of which are exhibits to the registration statement of which this prospectus is part.

COMMON STOCK

     Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock. For information regarding restrictions on payments of dividends, see the prospectus supplement applicable to any issuance of common stock.

     Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

     If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

     All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

     The common stock is listed on the New York Stock Exchange and trades under the symbol "VLO."

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

PREFERRED STOCK

     Our board of directors can, without action by stockholders, issue one or more series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

     We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you.

     The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the preferred stock

     - the maximum number of shares of the series

     - the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative

     - any liquidation preference

     - any redemption provisions

     - any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock

     - any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity

     - any voting rights

     - any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares

     Any shares of preferred stock we issue will be fully paid and nonassessable.

     Our board of directors has reserved for issuance pursuant to our Stockholder Rights Plan described below a total of 1,500,000 shares of Junior Participating Preferred Stock, Series I. We have not issued any shares of preferred stock at the date of this prospectus.

ANTI-TAKEOVER PROVISIONS

     The provisions of Delaware law and our restated certificate of incorporation and our restated by-laws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Staggered Board of Directors

     Our board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors. Holders of 60% of the shares of common stock entitled to vote in the election of directors may remove a director for cause, but stockholders may not remove any director without cause.

Fair Price Provision

     Our restated certificate of incorporation contains a fair price provision. Mergers, consolidations and other business combinations involving us and an "interested stockholder" require the approval of holders of

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

at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder. Interested stockholders include the holder of 15% or more of our outstanding voting stock. The 66 2/3% voting requirement does not apply, however, if the "continuing directors," as defined in our restated certificate of incorporation, approve the business combination, or the business combination meets other specified conditions.

Liability of Our Directors

     As permitted by the Delaware corporations statute, we have included in our restated certificate of incorporation a provision that limits our directors' liability for monetary damages for breach of their fiduciary duty of care to us and our stockholders. The provision does not affect the liability of a director:

     - for any breach of his/her duty of loyalty to us or our stockholders

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

     - for the declaration or payment of unlawful dividends or unlawful stock repurchases or redemptions or

     - for any transaction from which the director derived an improper personal benefit

     This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Stockholder Proposals and Director Nominations

     Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our restated by-laws.

     Generally, stockholders must submit a written notice between 60 and 90 days before the first anniversary of the date of our previous year's annual stockholders' meeting. To nominate directors, the notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and a description of any arrangements or understandings with respect to the election of directors that exist between the stockholder and any other person. To make stockholder proposals, the notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

     In each case, if we have changed the date of the annual meeting to more than 30 days before or 60 days after the anniversary date of our previous year's annual stockholders' meeting, stockholders must submit the notice between 60 and 90 days prior to such annual meeting or no later than 10 days after the day we make public the date of the annual meeting.

     Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Delaware Anti-takeover Statute

     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an "interested stockholder" (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

     - before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination

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

     - upon completion of the transaction that resulted in the stockholder's becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or

     - after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholders' meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder

     Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

Other Provisions

     Our restated certificate of incorporation also provides that:

     - stockholders may act only at an annual or special meeting and not by written consent

     - an 80% vote of the outstanding voting stock is required for the stockholders to amend our restated by-laws

     - an 80% vote of the outstanding voting stock is required to amend our restated certificate of incorporation with respect to certain matters, including those described in the first two bullet points above

TRANSFER AGENT AND REGISTRAR

     Computershare Investor Services, LLC, Chicago, Illinois, is our transfer agent and registrar.

STOCKHOLDER RIGHTS PLAN

     We have a stockholder rights plan under which one preferred share purchase right is attached to each outstanding share of our common stock. The rights become exercisable under specified circumstances, including any person or group (an "acquiring person") becoming the beneficial owner of 15% or more of our outstanding common stock, subject to specified exceptions. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Junior Participating Preferred Stock, Series I, at an exercise price of $100, subject to adjustment under specified circumstances. If events specified in the stockholder rights plan occur, each holder of rights other than the acquiring person can exercise their rights. When a holder exercises a right, the holder will be entitled to receive common stock valued at twice the exercise price of the right. In some cases, the holder will receive cash, property or other securities instead of common stock. We may redeem the rights for $0.01 per right at any time prior to the tenth day after a person or group becomes an acquiring person. The stockholder rights plan and the rights expire in June 2007.

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

                              PLAN OF DISTRIBUTION

     We and the trusts may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

     - the terms of the offering

     - the names of any underwriters or agents

     - the name or names of any managing underwriter or underwriters

     - the purchase price of the securities

     - the net proceeds from the sale of the securities

     - any delayed delivery arrangements

     - any underwriting discounts, commissions and other items constituting underwriters' compensation

     - any initial public offering price

     - any discounts or concessions allowed or reallowed or paid to dealers

     - any commissions paid to agents

SALE THROUGH UNDERWRITERS OR DEALERS

     If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If dealers are used in the sale of securities, we or the trusts will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We and the trusts may sell the securities directly. In this case, no underwriters or agents would be involved. We and the trusts may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We and the trusts may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we and the trusts may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Richards, Layton & Finger, P.A., our special Delaware counsel and special Delaware counsel to the trusts, will issue opinions about the legality of the trust preferred securities, the enforceability of the applicable declaration of trust and the creation of the trusts for us. Mr. Jay D. Browning, Esq., Vice President and Corporate Secretary of Valero, will issue opinions about the legality of Valero's guarantees, debt securities, common stock, stock purchase contracts and stock purchase units for us. Mr. Browning is our employee and at February 28, 2002, beneficially owned approximately 8,106 shares of our common stock (including shares held under employee benefit plans) and held options under our employee stock option plans to purchase an additional 27,845 shares of our common stock. None of such shares or options were granted in connection with the offering of the securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS


     Our audited consolidated financial statements incorporated by reference in this prospectus from our annual report on Form 10-K for the year ended December 31, 2001 and our current reports on Form 8-K/A filed March 18, 2002 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated in this prospectus by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

                    INFORMATION WE INCORPORATE BY REFERENCE

     We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities or after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement:

     - our annual report on Form 10-K for the year ended December 31, 2001

     - the description of our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description

     - the description of the rights associated with our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description


     - our current report on Form 8-K dated December 31, 2001 and filed with the SEC on January 11, 2002



     - our current report on Form 8-K dated March 12, 2002 and filed with the SEC on March 14, 2002



     - our current report on Form 8-K/A dated December 31, 2001 and filed with the SEC on March 18, 2002 (the "Initial Form 8-K/A"), which amends our current report on Form 8-K dated December 31, 2001 and filed with the SEC on January 11, 2002



     - our current report on Form 8-K/A dated December 31, 2001 and filed with the SEC on March 18, 2002, which amends the Initial Form 8-K/A



     - our current report on Form 8-K/A dated March 12, 2002 and filed with the SEC on April 3, 2002, which amends our current report on Form 8-K dated March 12, 2002 and filed with the SEC on March 14, 2002.


     You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

        Valero Energy Corporation
        One Valero Place
        San Antonio, Texas 78212
        Attention: Investor Relations
        Telephone: (210) 370-2139

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by Valero Energy Corporation (the "Company") in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee.

Registration Fee............................................   $  322,000
Printing and Engraving Expenses.............................      225,000
Legal Fees and Expenses.....................................      300,000
Accounting Fees and Expenses................................      335,000
Fees and Expenses of Trustee and Counsel....................       53,000
Rating Agency Fees..........................................      511,250
Miscellaneous...............................................       20,000
                                                               ----------
  Total.....................................................   $1,766,250
                                                               ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Restated Certificate of Incorporation contains a provision that eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. If a director were to breach such duty in performing his duties as a director, neither the Company nor its stockholders could recover monetary damages from the director, and the only course of action available to the Company's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in the Company's Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Directors' action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and the Company would have no effective remedy against the directors. Under the Company's Restated Certificate of Incorporation, liability for monetary damages remains for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase or redemption of the Company's stock under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

     Under Article V of the Restated Certificate of Incorporation and Article VIII of the Company's Restated By-laws as currently in effect and an indemnification agreement with the Company's officers and directors (the "Indemnification Agreement"), each person who is or was a director or officer of the Company or a subsidiary of the Company, or who serves or served any other enterprise or organization at the request of the Company or a subsidiary of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

     Under such law, to the extent that such person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, such a person shall be indemnified against both (a) expenses, including attorneys' fees, and (b) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such a suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that if such person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

     The Indemnification Agreement provides directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of the Company's Restated By-laws. The Indemnification Agreement provides for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 145(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims. The distinction is that Section 145(a), concerning third-party claims, authorizes expenses and judgments and amounts paid in settlement (as is provided in the Indemnification Agreement), while
Section 145(b), concerning derivative suits, generally authorizes only indemnification of expenses. However, Section 145(f) expressly provides that the indemnification and advancement of expenses provided by or granted pursuant to the subsections of Section 145 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement. No Delaware case directly answers the question whether Delaware's public policy would support this aspect of the Indemnification Agreement under the authority of Section 145(f), or would cause its invalidation because it does not conform to the distinctions contained in Sections 145(a) and 145(b).

     Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy.

ITEM 16.  EXHIBITS*


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  4.1          Amended and Restated Certificate of Incorporation of Valero
               Energy Corporation, formerly known as Valero Refining and
               Marketing Company, (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1
               (Registration No. 333-27013))
  4.2          Amendment to Restated Certificate of Incorporation of Valero
               Energy Corporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed on
               January 11, 2002 (SEC file no. 1-13175))
  4.3          Amended and Restated By-Laws of Valero Energy Corporation
               (incorporated by reference to Exhibit 3.3 to the Company's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 2001 (SEC file no. 1-13175))
  4.4          Rights Agreement, dated as of July 17, 1997, between Valero
               Refining and Marketing Company and Harris Trust and Savings
               Bank, as Rights Agent (incorporated by reference to Exhibit
               4.1 to the Company's Registration Statement on Form S-8
               (Registration No. 333-31709))
  4.5          Indenture, between Valero Energy Corporation and Bank of New
               York, dated as of December 12, 1997 (the "Senior Indenture")
               (incorporated by reference to Exhibit 3.4 to the Company's
               Registration Statement on Form S-3 (Registration No.
               333-56599))
 +4.6          Form of Indenture related to subordinated debt securities
               (the "Subordinated Indenture")
 +4.8.1        Declaration of Trust of VEC Trust III
 +4.8.2        Declaration of Trust of VEC Trust IV
 +4.9          Form of Amended and Restated Declaration of Trust
 +4.10.1       Certificate of Trust of VEC Trust III
 +4.10.2       Certificate of Trust of VEC Trust IV
 +4.11         Form of Preferred Security (included in Exhibit 4.9)
 +4.12         Form of Valero Energy Corporation Guarantee Agreement
 +4.13         Form of Purchase Contract Agreement
 +4.14         Form of Pledge Agreement
 +5.1          Opinion of Jay D. Browning, Esq.
 +5.2.1        Opinion of Richards, Layton & Finger, P.A. relating to VEC
               Trust III
 +5.2.2        Opinion of Richards, Layton & Finger, P.A. relating to VEC
               Trust IV
+12.1          Computation of ratio of earnings to fixed charges
 23.1          Consent of Arthur Andersen LLP (Valero Energy Corporation)
 23.2          Consent of Arthur Andersen LLP (Ultramar Diamond Shamrock
               Corporation)
+23.3          Consent of Jay D. Browning (contained in Exhibit 5.1)
+23.4          Consent of Richards, Layton & Finger, P.A. (included in
               Exhibits 5.2.1 and 5.2.2)
+24.1          Powers of Attorney
+25.1          Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as trustee
               under the Senior Indenture, on Form T-1
+25.2          Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as trustee
               under the Subordinated Indenture, on Form T-1
+25.3.1        Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as property trustee, relating to VEC Trust III, on Form T-1
+25.3.2        Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as property trustee, relating to the VEC Trust IV, on Form T-1

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
+25.4.1        Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as guarantee trustee, relating to VEC Trust III, on Form T-1
+25.4.2        Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as guarantee trustee, relating to VEC Trust IV, on Form T-1


---------------

* The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement, including any remarketing agreement, relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants and (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.


+ Previously filed.


ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2002.


                                          VALERO ENERGY CORPORATION


                                          By:      /s/ JOHN D. GIBBONS

                                            ------------------------------------

                                                      John D. Gibbons


                                                Executive Vice President and
                                                  Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                        *                                Chairman of the Board, Chief       April 3, 2002
 ------------------------------------------------      Executive Officer and President
                William E. Greehey                      (Principal Executive Officer)


               /s/ JOHN D. GIBBONS                    Executive Vice President and Chief    April 3, 2002
 ------------------------------------------------        Financial Officer (Principal
                 John D. Gibbons                      Financial and Accounting Officer)


                        *                                          Director                 April 3, 2002
 ------------------------------------------------
                  E. Glenn Biggs


                        *                                          Director                 April 3, 2002
 ------------------------------------------------
                  W. E. Bradford


                        *                                          Director                 April 3, 2002
 ------------------------------------------------
                Ronald K. Calgaard


                        *                                          Director                 April 3, 2002
 ------------------------------------------------
                Donald M. Carlton


                        *                                          Director                 April 3, 2002
 ------------------------------------------------
                 Jerry D. Choate


                        *                                          Director                 April 3, 2002
 ------------------------------------------------
                   W. H. Clark


                        *                                          Director                 April 3, 2002
 ------------------------------------------------
                Robert G. Dettmer


                        *                                          Director                 April 3, 2002
 ------------------------------------------------
                Ruben M. Escobedo

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----


                        *                                          Director                 April 3, 2002
 ------------------------------------------------
                    Bob Marbut


                        *                                          Director                 April 3, 2002
 ------------------------------------------------
              Susan Kaufman Purcell


                        *                                          Director                 April 3, 2002
 ------------------------------------------------
              William B. Richardson


             *By: /s/ JAY D. BROWNING
    ------------------------------------------
                 Jay D. Browning
                 Attorney-in fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, VEC Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2002.


                                          VEC TRUST III

                                          By: Valero Energy Corporation,
                                              as Sponsor

                                          By:      /s/ JAY D. BROWNING
                                            ------------------------------------
                                                      Jay D. Browning
                                                Vice President and Corporate
                                                          Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, VEC Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2002.


                                          VEC TRUST IV

                                          By: Valero Energy Corporation,
                                              as Sponsor

                                          By:      /s/ JAY D. BROWNING
                                            ------------------------------------
                                                      Jay D. Browning
                                                Vice President and Corporate
                                                          Secretary

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  4.1          Amended and Restated Certificate of Incorporation of Valero
               Energy Corporation, formerly known as Valero Refining and
               Marketing Company, (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1
               (Registration No. 333-27013))
  4.2          Amendment to Restated Certificate of Incorporation of Valero
               Energy Corporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed on
               January 11, 2002 (SEC file no. 1-13175))
  4.3          Amended and Restated By-Laws of Valero Energy Corporation
               (incorporated by reference to Exhibit 3.3 to the Company's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 2001 (SEC file no. 1-13175))
  4.4          Rights Agreement, dated as of July 17, 1997, between Valero
               Refining and Marketing Company and Harris Trust and Savings
               Bank, as Rights Agent (incorporated by reference to Exhibit
               4.1 to the Company's Registration Statement on Form S-8
               (Registration No. 333-31709))
  4.5          Indenture, between Valero Energy Corporation and Bank of New
               York, dated as of December 12, 1997 (the "Senior Indenture")
               (incorporated by reference to Exhibit 3.4 to the Company's
               Registration Statement on Form S-3 (Registration No.
               333-56599))
 +4.6          Form of Indenture related to subordinated debt securities
               (the "Subordinated Indenture")
 +4.8.1        Declaration of Trust of VEC Trust III
 +4.8.2        Declaration of Trust of VEC Trust IV
 +4.9          Form of Amended and Restated Declaration of Trust
 +4.10.1       Certificate of Trust of VEC Trust III
 +4.10.2       Certificate of Trust of VEC Trust IV
 +4.11         Form of Preferred Security (included in Exhibit 4.9)
 +4.12         Form of Valero Energy Corporation Guarantee Agreement
 +4.13         Form of Purchase Contract Agreement
 +4.14         Form of Pledge Agreement
 +5.1          Opinion of Jay D. Browning, Esq.
 +5.2.1        Opinion of Richards, Layton & Finger, P.A. relating to VEC
               Trust III
 +5.2.2        Opinion of Richards, Layton & Finger, P.A. relating to VEC
               Trust IV
+12.1          Computation of ratio of earnings to fixed charges
 23.1          Consent of Arthur Andersen LLP (Valero Energy Corporation)
 23.2          Consent of Arthur Andersen LLP (Ultramar Diamond Shamrock
               Corporation)
+23.3          Consent of Jay D. Browning (contained in Exhibit 5.1)
+23.4          Consent of Richards, Layton & Finger, P.A. (included in
               Exhibits 5.2.1 and 5.2.2)
+24.1          Powers of Attorney
+25.1          Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as trustee
               under the Senior Indenture, on Form T-1
+25.2          Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as trustee
               under the Subordinated Indenture, on Form T-1
+25.3.1        Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as property trustee, relating to VEC Trust III, on Form T-1

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
+25.3.2        Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as property trustee, relating to the VEC Trust IV, on Form T-1
+25.4.1        Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as guarantee trustee, relating to VEC Trust III, on Form T-1
+25.4.2        Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as guarantee trustee, relating to VEC Trust IV, on Form T-1

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* The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement, including any remarketing agreement, relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants and (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

+ Previously filed.